                    PARTNERSHIP INTEREST PURCHASE AGREEMENT


                                     Among


                         TENN-GA STONE GROUP TWO, L.P.,
                        a Tennessee Limited Partnership,

                                  NGST, INC.,
                            a Tennessee Corporation,

                      PRIME LITHOTRIPTER OPERATIONS, INC.,

                                      And

                           ALL OF THE SHAREHOLDERS OF
                                   NGST, INC.



                              ___________________


                               Dated  May 1, 1997

                              ___________________



--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----

ARTICLE I Agreement of Purchase and Sale                                  1
1.1     Agreement                                                         1
1.2     Closing                                                           2
1.3     No Assumption of Liabilities                                      2

ARTICLE II Representations and Warranties of Prime                        4
2.1     Due Organization and Principal Executive Office                   4
2.2     Due Authorization                                                 4
2.3     Claims and Proceedings                                            5
2.4     Certain Consents                                                  5
2.5     Liens                                                             5

ARTICLE III Representations and Warranties to Prime                       6
3.1     Due Organization                                                  6
3.2     Subsidiaries                                                      7
3.3     Due Authorization                                                 7
3.4     Financial Statements                                              8
3.5     Conduct of Business; Certain Actions                              8
3.6     Ownership of Assets:  Licenses, Permits, etc                     10
3.7     Environmental Issues.                                            11
3.8     Intellectual Property Rights                                     12
3.9     Compliance with Laws                                             12
3.10    Insurance                                                        12
3.11    Employee Benefit Matters                                         13
3.12    Contracts and Agreements                                         13
3.13    Claims and Proceedings                                           14
3.14    Taxes                                                            14
3.15    Personnel                                                        15
3.16    Business Relations                                               16
3.17    Accounts Receivable                                              17
3.18    Agents                                                           17
3.19    Indebtedness To and From Partners and Employees                  17
3.20    Commission Sales Contracts                                       17
3.21    Certain Consents                                                 17
3.22    Interest in Competitors, Suppliers, and Customers                17
3.23    Warranties                                                       18
3.24    Partnership Interests                                            18
3.25    NGST Shareholders                                                18
3.26    No Known Breaches by Other Parties                               19

ARTICLE IV Covenants                                                     19
4.1     Inspection                                                       19
4.2     Compliance                                                       19
4.3     Satisfaction of All Conditions Precedent                         20
4.4     No Solicitation                                                  20
4.5     Notice of Developments                                           20
4.6     Notice of Breach                                                 20
4.7     Notice of Litigation by Partnership and NGST                     21
4.8     Notice of Litigation by Prime                                    21
4.9     Continuation of Insurance Coverage                               22
4.10    Maintenance of Credit Terms                                      22
4.11    Updating Information                                             22
4.12    Financial Statements                                             22
4.13    Interim Operations of the Partnership                            23
4.14    Cooperation Relating to Financial Statements                     25
4.15    Necessary Filings                                                25
4.16    Compliance with Laws                                             25

ARTICLE V Conditions to Closing                                          26
5.1     Conditions to Obligations of Prime                               26
5.2     Conditions to Obligations of the Parties Other than Prime        28

ARTICLE VI Termination                                                   29

ARTICLE VII Indemnification of Prime                                     30
7.1     Indemnification of Prime                                         30
7.2     Defense of Third-Party Claims                                    32

ARTICLE VIII Indemnification of the Partnership, NGST and the
        Shareholders                                                     34
8.1     Indemnification of the Partnership, NGST and the Shareholders    34
8.2     Defense of Third-Party Claims                                    34

ARTICLE IX Noncompetition Agreements                                     36

ARTICLE X Miscellaneous                                                  40
10.1    Collateral Agreements, Amendments, and Waivers                   40
10.2    Successors and Assigns                                           40
10.3    Expenses                                                         41
10.4    Invalid Provisions                                               41
10.5    Information and Confidentiality                                  41
10.6    Waiver                                                           42
10.7    Notices                                                          42
10.8    Survival of Representations, Warranties, and Covenants           43

10.9    Further Assurances                                               43
10.10   No Third-Party Beneficiaries                                     43
10.11   Construction                                                     43
10.12   Arbitration                                                      44
10.13   Counterparts                                                     44
10.14   Definition of Knowledge                                          45


Exhibit A - Form of Amended and Restated Partnership Agreement

Exhibit B - Financial Statements of the Partnership and NGST

Exhibit C - Form of Assignment Agreement

Exhibit D - Form of Noncompetition Agreement

                              SUMMARY OF SCHEDULES
                                       TO
                    PARTNERSHIP INTEREST PURCHASE AGREEMENT


Schedule 3.6 - Liens and Encumbrances

Schedule 3.12 - Contracts, Leases and Other Agreements

Schedule 3.13 - Claims and Proceedings

Schedule 3.15 - Personnel

Schedule 3.21 - Third Party Consents

Schedule 3.22 - Interest in Competitors, Suppliers and Customers

Schedule 3.24 - Partnership Interests

Schedule 3.25 - List of NGST Shareholders and Percentage of Stock Holdings

                    PARTNERSHIP INTEREST PURCHASE AGREEMENT

     This Partnership Interest Purchase Agreement (this "Agreement") is entered into to be effective as of May 1, 1997 (the "Effective Time"), among Prime Lithotripter Operations, Inc., a New York corporation ("Prime"), Tenn-Ga Stone Group Two, L.P., a Tennessee limited partnership (the "Partnership"), NGST, Inc., a Tennessee corporation ("NGST"), and all of the shareholders of NGST (each of which is individually referred to herein as a "Shareholder" and all of which are collectively referred to herein as the "Shareholders") Thomas C. Bright, M.D.; Argil J. Wheelock, M.D.; R. Smith Murray, M.D.; Richard S. Lasky, M.D.; John F. Bryant, M.D.; Marty Scheinberg, M.D.; James E. McKinney, M.D.; Paul E. Henson, M.D.; Oliver Benton, III, M.D.; Stephen W. Jackson, M.D.; C. A. Kyle, Jr., M.D.; Nicholas Newton, M.D.; Jack Monnig, M.D.; Samuel M. Currin, M.D.; J. Patrick Dilworth, M.D.; David Sahaj, M.D.; John Bryan, M.D.; Paula Willingham and Robert DeBord.

     The parties hereto agree as follows:

                                   ARTICLE I

                         Agreement of Purchase and Sale
                         ------------------------------

     1.1  Agreement.  Upon the basis of the representations and warranties, for
          ---------
the consideration, and subject to the terms and conditions set forth in this Agreement, (a) NGST and the Shareholders will cause all of the general partners of the Partnership (the "Partners"), as of the Effective Time, to execute the Partnership Agreement (the "Amended Partnership

Agreement"), the form of which is attached hereto as Exhibit A, (b) as of, or prior to, the Effective Time, NGST and the Shareholders will cause the Partners to take such action as shall be necessary to convert the Partnership into a general partnership to be governed by the Amended Partnership Agreement, which general partnership will include all assets, liabilities, rights and business of the Partnership, and will have the same capital accounts for the Partners as existed prior to such conversion; and (c) Prime agrees to purchase, as of the Effective Time, from NGST, a 38.25% general partnership interest in the Partnership for a total purchase price of $3,470,000 to be paid in cash or certified funds at the Closing (as hereinafter defined), and Prime will execute the Amended Partnership Agreement in the form attached hereto as Exhibit A. Immediately after such purchase, Prime's beginning capital account shall be zero. The parties hereto that are also Partners agree that, by execution of this Agreement, they have given all necessary consents to the transactions contemplated in this Section 1.1 and that no further or separate consents from them will be necessary for purposes of complying with the organizational and governing documents of the Partnership. For purposes of this Agreement, the term "Partnership" shall be deemed to mean and include both the Partnership identified above as it exists immediately prior to the execution of this Agreement, as well as the Partnership as it will be reconstituted immediately after the transactions contemplated in (a) and (b) of this Section 1.1.

     1.2  Closing.  The closing of the transactions contemplated by Section 1.1
          -------
(the "Closing") shall, subject to the parties right to terminate pursuant to
ARTICLE VI, take place at such time and place as Prime and NGST may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

     1.3  No Assumption of Liabilities.  All parties hereto acknowledge and
          ----------------------------
agree that neither Prime nor any affiliate of Prime shall, by virtue of entering into and performing this Agreement or by virtue of the consummation of the transactions contemplated hereby, assume any liabilities or obligations of any kind whatsoever from any Partners, NGST, or any of the Shareholders. Furthermore, neither Prime nor any affiliate of Prime shall, by virtue of entering into and performing this Agreement or by virtue of the consummation of the transactions contemplated hereby, assume any liabilities or obligations of any kind whatsoever from, or relating to, the Partnership to the extent such liabilities or obligations are existing on the Closing Date, or arise out of events or omissions occurring prior to the Closing Date. Without limiting the generality of the foregoing, the parties hereto expressly acknowledge and agree that Prime is not assuming any debts, liabilities, or obligations of the Partnership, any Partners, NGST or any of the Shareholders, or any claims against the Partnership, any Partners, NGST or any of the Shareholders, whether known or unknown, or absolute, contingent or otherwise (including, but not limited to, federal, state, and local taxes, any sales taxes, any taxes arising from the transactions contemplated by this Agreement and any liabilities arising from any civil, criminal or regulatory litigation or action involving or related to the Partnership, any Partners, NGST or any of the Shareholders or their businesses), and the Partnership, NGST and the Shareholders each hereby agree (severally and not jointly) to indemnify Prime and hold Prime harmless from and against any such debts, liabilities and obligations; provided, however, that with regard to the Partnership only, the foregoing shall not be construed to preclude Prime's liability, in its role as a general partner of the Partnership after the Closing with respect to claims, debts, liabilities or obligations that arise wholly out of actions, events or omissions occurring after the Closing Date.

                                   ARTICLE II

                    Representations and Warranties of Prime
                    ---------------------------------------

     Prime represents and warrants to the other parties hereto as follows (with the understanding that the other parties hereto are relying materially on such representations and warranties in entering into and performing this Agreement):

     2.1  Due Organization and Principal Executive Office.  Prime is a
          -----------------------------------------------
corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has full corporate power and authority to carry on its business as now conducted and to enter into and perform this Agreement and each other agreement, instrument and document required to be executed by Prime in connection herewith. Prime's principal executive offices are located at 1301 Capital of Texas Highway, Austin, Texas 78746.

     2.2  Due Authorization.  This Agreement and each other agreement,
          -----------------
instrument, and document required to be executed by Prime have been duly and validly authorized, executed and delivered by Prime and constitute the valid and binding obligations of Prime enforceable against it in accordance with its terms. The execution, delivery, and performance of this Agreement and each other agreement, instrument, and document required to be executed by Prime will not (a) to the best knowledge of Prime, violate any federal, state, county, or local law, rule, or regulation applicable to Prime or its properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which Prime is a party or by which it or its properties are bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Prime or (d) violate or conflict with any provision of the certificate of incorporation or bylaws of Prime. No action, consent, or approval of, or filing with, any federal, state, county, or local governmental authority is required by Prime in connection with the execution, delivery or performance of this Agreement (or any agreement, instrument or other document executed in connection herewith by Prime).

     2.3  Claims and Proceedings.  Prime is not a party to any claims, actions,
          ----------------------
suits, proceedings, or investigations affecting it, or any of its properties or assets, at law or in equity, before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality which seeks to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof; and, to the knowledge of Prime, no such claim, action, suit, proceeding or investigation is threatened.

     2.4  Certain Consents.  There are no consents, waivers or approvals
          ----------------
required to be executed and/or obtained by Prime from third parties in connection with the execution, delivery and performance of this Agreement, which have not been so executed and/or obtained.

     2.5  Liens.  It is acknowledged that Prime's partnership interest in the
          -----
Partnership shall be subject to a lien that arises as a result of Prime's credit facility with the Bank of Boston and NationsBank. By execution hereof, all parties hereto grant, and agree to cause any Partners who are not parties hereto to grant, all consents necessary with respect to the creation, continuance and enforcement of such lien; provided such consents shall not be deemed to allow the lienholder to become a substitute partner in the Partnership and such lienholder, upon enforcement of such lien, shall only be entitled to the financial rights of Prime as a partner, and not as to rights with respect to governance matters.

                                  ARTICLE III

                    Representations and Warranties to Prime
                    ---------------------------------------

     Each of the parties hereto, other than Prime, hereby (severally, and not jointly) represents and warrants to Prime as follows (with the understanding that Prime is relying materially on each such representation and warranty in entering into and performing this Agreement). If a particular representation and warranty is expressly stated below to be made, in whole or in part, about the "Shareholders," each Shareholder will be deemed to be making that representation and warranty only about themselves, except with regard to Section 3.26. Representations and warranties expressly about the "Partnership" will be deemed to be made by the Partnership, NGST and such of the Shareholders who are also Partners. Representations and warranties expressly about "NGST" will be deemed to be made by NGST and each of the Shareholders. Otherwise, all parties hereto, other than Prime, severally (and not jointly) are making each of the representations and warranties in this ARTICLE III as to all matters stated therein (including without limitation Section 3.26).

     3.1  Due Organization.  The Partnership, prior to the Closing, was a
          ----------------
limited partnership, and immediately prior to and after the Closing (as of the Effective Time) will be a general partnership, duly organized, validly existing, and in good standing under the laws of the State of Tennessee and has full power and authority to carry on its business as now conducted and as proposed to be conducted. Complete and correct copies of the limited partnership agreement and all amendments thereto have been delivered to Prime. NGST is a corporation duly organized, validly existing, and in good standing under the laws of the State of Tennessee and has full power and authority to carry on its businesses as now conducted and as proposed to be conducted. Complete and correct copies of the Articles of Incorporation, Charter and Bylaws of NGST and all amendments thereto, have been delivered to Prime. Each of the Partnership and NGST is qualified to do business and is in good standing in every jurisdiction where such qualification is required for the business and transactions contemplated by this Agreement.

     3.2  Subsidiaries.  The Partnership does not directly or indirectly have
          ------------
(or possess any options or other rights to acquire) any subsidiaries or any direct or indirect ownership interests in any person, business, corporation, partnership, association, joint venture, trust, or other entity.

     3.3  Due Authorization.  The Partnership, NGST and each of the Shareholders
          -----------------
has full power and authority to enter into and perform this Agreement and each other agreement, instrument, and document required to be executed by it in connection herewith. The execution, delivery, and performance of this Agreement and such other agreements, instruments, and documents have been, or prior to Closing will be, duly authorized by the Partners of the Partnership and the Shareholders and directors of NGST. This Agreement has been duly and validly executed and delivered by the Partnership, NGST and each of the Shareholders and constitutes a valid and binding obligation of the Partnership, NGST and each of the Shareholders enforceable against them in accordance with its terms. The execution, delivery, and performance of this Agreement by the Partnership, NGST and each of the Shareholders shall not (a) to the best knowledge of the Partnership, NGST and each of the Shareholders, violate any federal, state, county, or local law, rule, or regulation applicable to the Partnership, NGST or any of the Shareholders, or their properties, (b) violate or conflict with, or permit the cancellation of, any agreement to which the Partnership or NGST is a party, or by which they or any of their properties are bound, or result in the creation of any lien, security interest, charge, or encumbrance upon any of such properties, (c) permit the acceleration of the maturity of any indebtedness of, or indebtedness secured by the property of, the Partnership or NGST , or (d) violate or conflict with any provision of the limited partnership agreement of the Partnership or the Articles of Incorporation, Charter or Bylaws of NGST. No action, consent, or approval of, or filing with, any governmental authority is required by the Partnership, NGST or any of the Shareholders in connection with the execution, delivery, or performance of this Agreement (or any agreement or other document executed by the Partnership, NGST or any of the Shareholders in connection herewith).

     3.4  Financial Statements.  The unaudited balance sheet and income
          --------------------
statement of each of the Partnership and NGST as of and for the years ended December 31, 1995 and 1996 and the unaudited balance sheet and income statement of the Partnership as of and for the three (3) months ended March 31, 1997 (collectively, the "Financial Statements") are attached hereto as Exhibit B.
The Financial Statements have been prepared on a consistent basis throughout the periods indicated and fairly present the financial position and results of operations of the Partnership and NGST as of the indicated dates and for the indicated periods. Except to the extent reflected or provided for in the Financial Statements (including the notes thereto), neither the Partnership nor NGST has had any liabilities of a type that would be required to be reflected as such in the Financial Statements (including the notes thereto) other than current liabilities on open account incurred in the ordinary course of business of NGST and the Partnership subsequent to December 31, 1996 and March 31, 1997, respectively. Since March 31, 1997 (with respect to the Partnership) and December 31, 1996 (with respect to NGST), there has been no material adverse change in the financial position, assets, results of operations, or business of the Partnership or NGST.

     3.5  Conduct of Business; Certain Actions.  Since March 31, 1997, the
          ------------------------------------
Partnership has conducted its business and operations in the ordinary course and consistent with its past practices and has not (a) purchased or retired any indebtedness or partnership interest from any of its partners, (b) increased the compensation of any of its partners, or employees, (c) incurred any indebtedness exceeding $10,000 in the aggregate (other than open accounts payable arising in the ordinary course of business), (d) sold any asset (or any group of related assets) in any transaction (or series of related transactions) in which the purchase price for such asset (or group of related assets) exceeded $10,000 (other than sales of inventory in the ordinary course of business), (e) made or guaranteed any loans or advances whatsoever, (f) suffered or permitted any lien, security interest, claim, charge, or other encumbrance to arise or be granted or created against or upon any of the assets of the Partnership, real or personal, tangible or intangible, (g) canceled, waived, or released any of the Partnership's debts, rights, or claims against third parties, (h) had any amendments to its partnership agreement, (i) made or paid any severance or termination payment to any employee or consultant in excess of $10,000, (j) made any change in the method of accounting of the Partnership, (k) made any investment or commitment therefor in any person, business, corporation, association, partnership, joint venture, trust, or other entity, (l) made, entered into, amended, or terminated any written employment contract, or created, made, amended, or terminated any bonus, stock option, pension, retirement, profit sharing, or other employee benefit plan or arrangement, or withdrawn from any "multi-employer plan" (as defined in Section 414(f) of the Internal Revenue Code of 1986, as amended (the "Code")) so as to create any liability under ERISA (as hereinafter defined) to any entity, (m) amended, terminated or experienced a termination of any material contract, agreement, lease, franchise, or license to which the Partnership is a party, (n) entered into any other material transactions except in the ordinary course of business,
(o) entered into any contract, commitment, agreement, or understanding to do any acts described in the foregoing clauses (a)-(n) of this Section, or (p) suffered any material damage, destruction, or loss (whether or not covered by insurance) to any assets.

     3.6  Ownership of Assets:  Licenses, Permits, etc.  NGST has good and
          --------------------------------------------
marketable title to the partnership interest being purchased by Prime pursuant hereto, subject to no liens or encumbrances whatsoever, and at the Closing, Prime will be acquiring a 38.25% general partnership interest in the Partnership subject to no liens, claims or encumbrances whatsoever, other than the lien described in Section 2.5 hereof. The Partnership has good and marketable title to all of its assets subject only to the liens and encumbrances described on
Schedule 3.6.  The Partnership has such property and assets, real, personal and
------------
mixed, tangible and intangible, including leases, which are required for, or used in connection with, the operation of the Partnership as currently conducted. Except as set forth on Schedule 3.6 attached hereto, the real and
                                   ------------
personal properties of the Partnership are free and clear of all liens, security interests, claims, rights of another, and encumbrances of any kind whatsoever. To the best knowledge of the Partnership, NGST and each of the Shareholders, the Partnership is in compliance with the terms and conditions of all federal, state, county, and local governmental licenses, certificates, certificates of need and permits, the violation of which would materially and adversely affect the business and properties of the Partnership. To the best knowledge of the Partnership, NGST and each of the Shareholders, no additional license, certificate, certificate of need or permit is required from any federal, state, county, or local governmental agency or body thereof in connection with the conduct of the business of the Partnership which, if not obtained, would materially and adversely affect the business or properties of the Partnership. The Partnership has not received any written notice of any claim by any governmental authority (and, to the knowledge of the Partnership, no such claim has been threatened) to the effect that a license, permit, certificate, certificate of need or order not possessed by the Partnership is necessary with respect to the business conducted by the Partnership.

     3.7  Environmental Issues.
          --------------------
     (a) For purposes of this Agreement, the term "environmental laws" shall mean all laws of any applicable jurisdiction as in effect as of the Effective Date and/or the Closing Date relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, or release, of any pollutant, contaminant, chemical, or industrial toxic or hazardous substance or waste and any order related thereto.

     (b) To the best knowledge of the Partnership, NGST and each of the Shareholders, the Partnership has complied in all material respects with and obtained all authorizations and made all filings required by all applicable environmental laws. To the best knowledge of the Partnership, NGST and each of the Shareholders, the properties occupied or used by the Partnership have not been contaminated with any hazardous wastes, hazardous substances, or other hazardous or toxic materials in violation of any applicable environmental law.

     (c) The Partnership has not received any written notice from the United States Environmental Protection Agency that it is a potentially responsible party under the

Comprehensive Environmental Response, Compensation and Liability Act ("Superfund Notice"), any citation from any federal, state or local governmental authority for non-compliance with its requirements with respect to air, water or environmental pollution, or the improper storage, use or discharge of any hazardous waste, other waste or other substance or other material pertaining to its business ("Citations") or any written notice from any private party alleging any such non-compliance; and there are no pending or unresolved Superfund Notices, Citations or written notices from private parties alleging any such non-compliance.

     3.8  Intellectual Property Rights.  There are no patents, trademarks, trade
          ----------------------------
names, or copyrights, and no applications therefor, registered in the name of the Partnership. The Partnership is not a party to any license agreements, either as licensor or licensee, with respect to any patents, trademarks, trade names, or copyrights. The Partnership has not received any written notice that it is infringing any patent, trademark, trade name, or copyright of others.

     3.9  Compliance with Laws. To the best knowledge of the Partnership, NGST
          --------------------
and each of the Shareholders, the Partnership has complied in all material respects, and the Partnership is in compliance in all material respects, with all federal, state, county, and local laws and regulations currently in effect and applicable to its business, the violation of which would have a material adverse impact on the assets, business or financial condition of the Partnership. No claim has been made by any governmental authority (and, to the knowledge of the Partnership, no such claim has been threatened) against the Partnership to the effect that the business conducted by the Partnership fails to comply, in any material respect, with any law, rule, regulation, or ordinance.

     3.10  Insurance.  Prime has been provided with access to copies of all
           ---------
policies of fire, liability, business interruption, and other forms of insurance and all fidelity bonds held by or applicable to the Partnership. To the best knowledge of the Partnership, NGST and each of the Shareholders, no event directly relating to the Partnership has occurred which will result in a retroactive upward adjustment of premiums under any such policies. There has been no material change in the type of insurance coverage maintained by the Partnership during the period since the formation of the Partnership which has resulted in any period during which the Partnership had no insurance coverage. Excluding insurance policies which have expired and been replaced, no insurance policy of the Partnership has been canceled within the last three years and, to the knowledge of the Partnership, no threat has been made to cancel any insurance policy of the Partnership within such period.

     3.11  Employee Benefit Matters.  Except for the maintenance of major
           ------------------------
medical and disability insurance, the Partnership does not maintain nor does it contribute nor is it required to contribute to any "employee welfare benefit plan" (as defined in section 3(1) of the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended ("ERISA")) or any "employee pension benefit plan" (as defined in section 3(2) of ERISA and not exempted under section 4(b) or 201 of ERISA). The Partnership does not presently maintain and has never maintained, or had any obligation of any nature to contribute to, a "defined benefit plan" within the meaning of
Section 414(j) of the Code, without regard to whether such defined benefit plan met the requirements of section 401(a) of the Code.

     3.12  Contracts and Agreements.  Attached hereto as Schedule 3.12 is a list
           ------------------------                      -------------
of all written or oral contracts, commitments, leases, and other agreements (including, without limitation, promissory notes, loan agreements, and other evidences of indebtedness) to which the Partnership is a party or by which the Partnership or its properties are bound, pursuant to which the obligations thereunder of either party thereto are, or are contemplated as being, in respect of any such individual contracts, commitments, leases, or other agreements during any year during the term thereof, $5,000 or greater, or which are otherwise material to the business of the Partnership; including, without limitation, all mortgages, deeds of trust, security agreements, pledge agreements, lithotripsy service agreements, and similar agreements and instruments and all confidentiality agreements (collectively, the "Contracts"). The Partnership is not and, to the best knowledge of the Partnership, NGST and each of the Shareholders no other party thereto, is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Partnership or, to the best knowledge of the Partnership, by any other party thereto) under any of the Contracts, and the Partnership has not waived any material right under any of the Contracts, which default or waiver would have a material adverse impact on the assets, business or financial condition of the Partnership. Except as set forth on Schedule 3.12
                                                                   -------------
attached hereto, the Partnership has not guaranteed any obligations of any other person or entity.

     3.13  Claims and Proceedings.  Except as set forth on Schedule 3.13, there
           ----------------------                          -------------
are no claims, actions, suits, proceedings, or investigations pending or, to the knowledge of the Partnership, NGST and each of the Shareholders, threatened against the Partnership or affecting any of its properties or assets, at law or in equity, or before or by any court, municipal or other governmental department, commission, board, agency, or instrumentality which, if decided adversely to the Partnership, would have a material adverse impact on the assets, or the business or financial condition of the Partnership. No inquiry, action, or proceeding has been asserted, instituted, or, to the best knowledge of the Partnership, NGST and each of the Shareholders, threatened against the Partnership to restrain or prohibit the carrying out of the transactions contemplated by this Agreement or to challenge the validity of such transactions or any part thereof or seeking damages on account thereof.

     3.14  Taxes.  All federal, foreign, state, county, and local income, gross
           -----
receipts, excise, property, franchise, license, sales, use, withholding, and other tax (collectively, "Taxes") returns, reports, and declarations of estimated tax (collectively, "Returns") which were required to be filed by the Partnership on or before the date hereof have been filed within the time (including any applicable extensions) and in the manner provided by law, and all such Returns are true and correct in all material respects and accurately reflect the Tax liabilities of the Partnership. All Taxes, assessments, penalties, and interest which have become due pursuant to such Returns have been paid or adequately accrued in the Financial Statements. The provisions for Taxes reflected on the balance sheet contained in the Financial Statements are adequate to cover all of the Partnership's estimated Tax liabilities for the respective periods then ended and all prior periods. As of the Closing, no Taxes for any period prior to the Closing will be due and payable by the Partnership. The Partnership has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes. There are no pending or, to the best knowledge of the Partnership, NGST and each of the Shareholders, threatened claims, assessments, notices, proposals to assess, deficiencies, or audits (collectively, "Tax

Actions") against the Partnership with respect to any Taxes owed or allegedly owed by the Partnership. The Partnership's federal income tax returns have not been audited. There are no tax liens on any of the assets of the Partnership. Proper and accurate amounts have been withheld and remitted by the Partnership from and in respect of all persons from whom it is required by applicable law to withhold for all periods in compliance with the tax withholding provisions of all applicable laws and regulations. The Partnership is not a party to any tax sharing agreement with any partner or any other person. The Partnership utilizes the cash method of accounting for federal income tax purposes. The entering into and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not constitute or cause a termination or liquidation of the Partnership for tax purposes.

     3.15  Personnel.  Schedule 3.15 lists the names and annual rates of
           ---------   -------------
compensation of the employees of the Partnership whose rates of compensation, on an annualized basis, during the fiscal year ended December 31, 1996 (including base salary, bonus, commissions, and incentive pay) exceeded $20,000. Prime has been provided with access to information regarding the bonus, profit sharing, percentage compensation, company automobile, club membership, and other like benefits, if any, paid or payable by the Partnership to such employees from December 31, 1996 through the date hereof. Prime has been provided with access to employment agreements and confidentiality agreements to which the Partnership is a party and all severance benefits which any director, officer, employee, or sales representative of the Partnership is or may be entitled to receive. The Partnership has delivered to Prime accurate and complete copies of all such employment agreements, confidentiality agreements, and all other agreements, plans, and other instruments to which the Partnership is a party and under which its employees are entitled to receive benefits of any nature. None of the employees of the Partnership are represented by any labor union or organization. There is no unfair labor practice claim against the Partnership before the National Labor Relations Board or any strike, labor dispute, work slowdown, or work stoppage pending or, to the best knowledge of the Partnership, NGST and the Shareholders, threatened against or involving the Partnership.

     3.16  Business Relations.  The Partnership, NGST and the Shareholders have
           ------------------
no knowledge that any supplier or customer of the Partnership will cease or refuse to do business with the Partnership as a result of or soon after the consummation of the transactions contemplated hereby in the same manner as previously conducted with the Partnership. The Partnership has not received any notice of any disruption (including delayed deliveries or allocations by suppliers) in the availability of the materials or products used by the Partnership.

     3.17  Accounts Receivable.  To the best knowledge of the Partnership, NGST
           -------------------
and the Shareholders, all of the accounts, notes, and loans receivable that have been recorded on the books of the Partnership are bona fide and represent amounts validly due.

     3.18  Agents.  Except for the Partners of the Partnership and Mr. Tom
           ------
Johnson, the Partnership has not designated or appointed any person or other entity to act for it or on its behalf pursuant to any power of attorney or any agency which is presently in effect. Prior to the Closing, the Partnership will have terminated Tom Johnson's authority to act for it or on its behalf.

     3.19  Indebtedness To and From Partners and Employees.  The Partnership
           -----------------------------------------------
does not owe any indebtedness to any of its partners or employees or, have indebtedness owed to it from any of its partners or employees, excluding indebtedness for travel advances or similar advances for expenses incurred on behalf of and in the ordinary course of business of the Partnership and consistent with the Partnership's past practices.

     3.20  Commission Sales Contracts.  The Partnership does not employ or have
           --------------------------
any relationship with any individual, corporation, partnership, or other entity whose compensation from the Partnership is in whole or in part determined on a commission basis.

     3.21  Certain Consents.  Except for the consent of Charles Hawkins, M.D.
           ----------------
("Hawkins"), and except as set forth on Schedule 3.21 attached hereto, there are
                                        -------------
no consents, waivers, or approvals required to be executed and/or obtained by the Partnership from third parties in connection with the execution, delivery and performance of this Agreement.

     3.22  Interest in Competitors, Suppliers, and Customers.  Except as set
           -------------------------------------------------
forth in Schedule 3.22, no Partner or employee of the Partnership or any
         -------------
affiliate of any partner or employee has any ownership interest in any competitor, customer or supplier of the Partnership or any property used in the operation of the business of the Partnership.

     3.23  Warranties.  Except as set forth in those contracts and agreements
           ----------
described on Schedule 3.12, there are no warranties or guarantees made by the
             -------------
Partnership to third parties with respect to any products sold or services rendered by it. No claims for breach of product or service warranties have been made against the Partnership since January 1, 1995.

     3.24  Partnership Interests.  Schedule 3.24 contains a complete listing of
           ---------------------   -------------
the name and address of each general and limited partner of the Partnership, including their ownership percentages in the Partnership, both as such will be in effect immediately before and immediately after the Closing. There are no outstanding rights for any party hereto or any third party, to acquire any interest of any kind in the ownership, cash flow, or profits of the Partnership.

Hawkins, is the only Partner who is not a party to this Agreement. Hawkins owns a 2.7% general partnership interest in the Partnership, has been retired from the practice of medicine for approximately two (2) years as of the Effective Time, has not referred any patients or other customers to the Partnership for lithotripsy services or other services provided by the Partnership in the two
(2) year period ending on the Closing Date, and has given, or prior to Closing will give, all consents and approvals necessary to consummate the transactions contemplated hereby.

     3.25  NGST Shareholders.  Schedule 3.25 contains a complete listing of the
           -----------------   -------------
name, address and NGST stock holdings (by number of shares and percentage of total) of each shareholder of NGST, both as such will be in effect immediately before and immediately after the Closing. There are no outstanding rights, options or warrants for any person or entity that is not a party hereto to acquire any stock or other ownership interest in NGST.

     3.26  No Known Breaches by Other Parties.  The Shareholders, NGST and the
           ----------------------------------
Partnership each severally, and not jointly, represent and warrant to Prime that they have no knowledge of any breach or default of any representation, warranty, covenant or other agreement contained in this Agreement, by any of the other parties hereto.

                                   ARTICLE IV

                                   Covenants
                                   ---------

     4.1  Inspection.  From the date hereof to the Closing, the Partnership
          ----------
shall give Prime and its officers, attorneys, accountants, and representatives free, full, and complete access during reasonable business hours to all books, records, tax returns, files, correspondence, personnel, facilities, and properties of the Partnership and provide Prime and its officers, attorneys, accountants, and representatives all information and material pertaining to the business and affairs of the Partnership as Prime may deem necessary or appropriate. Any investigation by Prime or its officers, attorneys, accountants, or representatives shall not in any manner affect the representations and warranties contained herein, unless an officer of Prime has actual knowledge of the untruth or inaccuracy of any such representation and warranty. Any investigation by the Partnership or its attorneys, accountants, or representatives shall not in any manner affect the representations and warranties of Prime contained herein, unless the Partnership has knowledge of the untruth or inaccuracy of any representation of Prime.

     4.2  Compliance.  From the date hereof to the Closing, none of the parties
          ----------
hereto shall take or fail to take any action which action or failure to take such action shall cause the respective representations and warranties made by such parties herein to be untrue or incorrect as of the Closing.

     4.3  Satisfaction of All Conditions Precedent.  From the date hereof to the
          ----------------------------------------
Closing, each party shall use its best efforts to cause all conditions precedent to the obligations of the other parties hereunder to be satisfied by the Closing.

     4.4  No Solicitation.  From the date hereof to the Closing, the Partners
          ---------------
and the Partnership shall not offer any interest in the Partnership or any material part of its assets in one transaction or a series of transactions for sale, or solicit offers to buy any interest in the Partnership or any material part of its assets in one transaction or in a series of related transactions, or hold discussions with any party (other than Prime) looking toward such an offer or solicitation or toward a merger or consolidation of the Partnership with or into another entity or any similar transaction. From the date hereof to the Closing, neither the Partnership nor the

Partners shall enter into any agreement with any party other than Prime with respect to the sale or other disposition of either partnership interests or the assets of the Partnership or with respect to any merger, consolidation, or similar transaction involving the Partnership.

     4.5  Notice of Developments.  From the date hereof to the Closing, the
          ----------------------
parties hereto, other than Prime, shall notify Prime of any material problems or material adverse developments with respect to the business or operations of the Partnership.

     4.6  Notice of Breach.  From the date hereof to the Closing, the parties
          ----------------
hereto shall, immediately upon becoming aware thereof, give detailed written notice to all the other parties hereto of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to such party prior to the date of this Agreement, of any of their covenants, agreements, representations, or warranties contained or referred to herein or in any document delivered in accordance with the terms hereof.

     4.7  Notice of Litigation by Partnership and NGST.  From the date hereof to
          --------------------------------------------
the Closing, immediately upon becoming aware thereof, the parties hereto, other than Prime, shall notify Prime of (a) any suit, action, or proceeding (including, without limitation, any Tax Action or proceeding involving a labor dispute or grievance or union recognition) to which the Partnership or NGST becomes a party or which is threatened against the Partnership or NGST, (b) any order or decree or any complaint praying for an order or decree restraining, enjoining or otherwise adversly affecting the consummation of this Agreement or the transactions contemplated hereby, or (c) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain, enjoin or otherwise adversely affect the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

     4.8  Notice of Litigation by Prime.  From the date hereof to the Closing,
          -----------------------------
immediately upon becoming aware thereof, Prime shall notify the other parties hereto of (a) any order or decree or any complaint praying for an order or decree restraining, enjoining or otherwise adversly affecting the consummation of this Agreement or the transactions contemplated hereby or (b) any notice from any tribunal of its intention to institute an investigation into, or to institute a suit or proceeding to restrain, enjoin or otherwise adversely affect the consummation of, this Agreement or the transactions contemplated hereby or to nullify or render ineffective this Agreement or such transactions if consummated.

     4.9  Continuation of Insurance Coverage.  From the date hereof to the
          ----------------------------------
Closing, the Partnership shall keep in full force and effect all insurance coverage for the Partnership and its assets and operations as is now maintained covering the Partnership and its assets and operations.

     4.10  Maintenance of Credit Terms.  From the date hereof to the Closing,
           ---------------------------
the Partnership shall continue to effect sales of its services only on the terms that have been offered by the Partnership consistent with past practices of the Partnership or on such other terms which are no less favorable.

     4.11  Updating Information.  As of the Closing, the parties hereto, other
           --------------------
than Prime, shall advise Prime of any material changes in the information set forth in the schedules to this Agreement.

     4.12  Financial Statements.  Until the Closing, as soon as available, and
           --------------------
in any event within 30 days after the end of each calendar month, the Partnership shall furnish to Prime a balance sheet and statement of income for such month prepared on a cash basis, but otherwise prepared in accordance with the same accounting principles applied in the preparation of the Financial Statements. Such monthly financial statements shall fairly present the financial position, results of operations, and changes in financial position as of the indicated dates and for the indicated periods. In addition to the monthly Financial Statements, until the Closing, as soon as available, and in any event within 30 days after the end of each calendar quarter after March 31, 1997, the Partnership shall furnish to Prime a balance sheet and statement of income as of the end of the quarter and for the calendar quarter and year-to-date period then ended prepared on an accrual basis, and otherwise prepared in accordance with the same accounting principles applied in the preparation of the Financial Statements. Such quarterly financial statements shall fairly present the financial position, results of operation and changes in financial position as of the indicated dates and for the indicated periods.

     4.13  Interim Operations of the Partnership.
           -------------------------------------
     (a) From the date hereof to the Closing, the Partnership shall conduct its business only in the ordinary course consistent with past practice, and the Partnership shall not, unless Prime gives its prior express written approval,
(i) amend or otherwise change its partnership agreement as such document is in effect on the date hereof, (ii) issue or sell, or authorize for issuance or sale, additional partnership interests of any class or type, or issue, grant, or enter into any subscription, option, warrant, right, convertible security, or other agreement or commitment of any character obligating the Partnership to issue additional partnership interests, (iii) redeem, purchase, or otherwise acquire, directly or indirectly, any of its partnership interests, (iv) except in the ordinary course of business, sell, pledge, dispose of, or encumber, or agree to sell, pledge, dispose of, or encumber, any assets of the Partnership, or authorize any capital expenditure in excess of $5000, (v) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, (vi) incur any indebtedness for borrowed money, issue any debt securities, or enter into or modify any contract, agreement, commitment, or arrangement with respect thereto, (vii) enter into, amend, or terminate any employment agreement with any director, officer, or key employee or sales representative of the Partnership, or enter into, amend, or terminate any employment agreement (other than the termination of any such agreement that may exist with Mr. Tom Johnson) with any other person otherwise than in the ordinary course of business, or take any action with respect to the grant or payment of any severance or termination pay other than pursuant to policies or agreements of the Partnership in effect on the date hereof, (viii) enter into, extend, or renew any lease for office or manufacturing space otherwise than in the ordinary course of business, (ix) except as required by law, adopt, amend, or terminate any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, or other employee benefit plan, agreement, trust, fund, or arrangement for the benefit or welfare of any employee, or sales representative of the Partnership, or withdraw from any multi-employer plan so as to create any liability under ERISA to any entity, (x) grant any increase in compensation to any employee or sales representative of the Partnership, except for wage and salary increases made in the ordinary course of business and consistent with past practices of the Partnership, or
(xi) declare, set aside, make or pay any distribution of revenues received after the Effective Time.

     (b) From the date hereof to the Closing, the Partnership shall use its best efforts to preserve intact the business organization of the Partnership, to keep available in all material respects the services of its present employees, to preserve intact its banking relationships and credit facilities, to preserve the goodwill of those having business relationships with it, and to comply with all applicable laws the violation of which would have a material adverse impact on the assets or the business or financial position of the Partnership.

     (c) Immediately prior to the Closing the Partnership may make a cash distribution to the Partners according to their interests, in an amount equal to all available cash on-hand, less a reasonable reserve for anticipated cash expenses and capital expenditures for the thirty (30) days after the Closing Date; provided, however that (i) no distribution by the Partnership of revenues received by it on or after the Effective Time will be made unless and until approved after the Closing Date by Prime and the other Partners, and (ii) the Partnership will have reasonable reserves for the anticipated cash expenses and capital expenditures for the thirty (30) days after the Closing Date on hand immediately after the Closing.

     4.14  Cooperation Relating to Financial Statements.  The Partnership and
           --------------------------------------------
the Partners who are parties hereto agree to cooperate with Prime in the preparation of, and/or audit related to, any financial statements of the Partnership for any period prior to the Closing, which Prime or its affiliates may be required by any applicable law to prepare.

     4.15  Necessary Filings.  The Partnership and the Partners who are parties
           -----------------
hereto agree to timely prepare, execute and file a cancellation of the Certificate of Limited Partnership and all other certificates, documents, notices or instruments required with respect to the Partnership in connection with the transactions contemplated by this Agreement.

     4.16  Compliance with Laws.  All parties hereto acknowledge and agree that,
           --------------------
to the best of their knowledge, the transactions contemplated by this Agreement comply with now current health laws, including the so-called "Stark" laws. While the parties acknowledge that Congressman Stark has stated that the "Stark" laws do not apply to lithotripsy operations, the parties nonetheless acknowledge and agree that none of them is able to guarantee to any of the others that such transactions will not be found to be in violation of such health care laws or will not be subject to investigation or possible enforcement action under such health care laws, and no party to this Agreement shall be deemed to be in breach hereof, or to have any indemnity obligation hereunder, with respect to any loss sustained, or claim asserted, to the extent any such loss or claim is based on, or alleges, that the transactions contemplated hereby violates any of such health care laws.

                                   ARTICLE V

                             Conditions to Closing
                             ---------------------

     5.1  Conditions to Obligations of Prime.  The obligations of Prime to
          ----------------------------------
consummate the transactions contemplated hereby are subject to the fulfillment of each of the following conditions:

     (a) The representations and warranties of the parties hereto, other than Prime, contained in this Agreement shall be true and correct at and as of the Closing with the same effect as through such representations and warranties had been made on and as of the Closing; the parties hereto, other than Prime, shall have performed and complied with all agreements required by this Agreement to be performed or complied with by them at or prior to the Closing; and Prime shall have received a certificate to the foregoing effect, dated as of the Closing Date, signed on behalf of such parties.

     (b) No action or proceeding shall have been instituted or threatened for the purpose or with the probable effect of enjoining, preventing or otherwise adversly affecting the consummation of this Agreement or seeking damages on account thereof.

     (c) Prior to the Closing, there shall not have occurred any material casualty or damage (whether or not insured) to any facility, property, or equipment owned or used by the Partnership which would have a material adverse impact on the assets, business or financial condition of the Partnership; and, except as specifically permitted in this Agreement, the business of the Partnership shall have been conducted only in the ordinary course consistent with past practices.

     (d) All consents and approvals required in connection with the execution, delivery, and performance of this Agreement shall have been obtained, and the obtaining of such consents and approvals shall not have required any guaranty by Prime.

     (e) All necessary action (by vote of its partners and otherwise) shall have been taken by the Partnership to authorize, approve, and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and the certificate to be received by Prime as described in Section 5.1(a) above, shall contain a statement to the foregoing effect. The form of ballot and resolutions utilized by the Partnership for obtaining the approval of the transaction contemplated hereby by the Partners shall be in form and substance acceptable to Prime.

     (f) All of the Partners shall have executed the Amended Partnership Agreement. Furthermore, NGST shall have assigned a 38.25% general partnership interest in the Partnership to Prime by execution and delivery of the Assignment Agreement in the form attached hereto as Exhibit C.

     (g) Any Partner who has any loan outstanding and payable to the Partnership shall have repaid such loan (including, without limitation, all accrued interest) in full on the Closing Date.

     (h) Each Partner (other than Hawkins), each Shareholder and HealthTronics, Inc., a Georgia corporation ("HealthTronics") shall have executed a Noncompetition Agreement in the form of Exhibit D attached hereto.

     (i) The Partnership and NGST shall have delivered such good standing certificates, officer's certificates, and similar documents and certificates as counsel for Prime shall have reasonably requested prior to the Closing Date.

     The decision of Prime to consummate the transactions contemplated hereby without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of the Partnership's representations, warranties, covenants, or indemnities herein; provided, however, that Prime, prior to or at the Closing, shall advise the Partnership in writing of any failure to satisfy such conditions of which Prime has actual knowledge on the Closing Date.

     5.2  Conditions to Obligations of the Parties Other than Prime.  The
          ---------------------------------------------------------
obligations of the Parties other than Prime to consummate the transactions contemplated hereby are subject to the fulfillment of the following conditions:

     (a) Prime's representations and warranties contained in this Agreement shall be true and correct at and as of the Closing with the same effect as though such representations and warranties had been made as of the Closing; all agreements to be performed and complied with hereunder by Prime at or prior to the Closing shall have been performed or complied with; and the Partnership shall have received a certificate, dated as of the Closing Date, signed by the President of Prime to the foregoing effects.

     (b) No action or proceeding shall have been instituted or threatened for the purpose or with the probable effect of enjoining, preventing or otherwise adversly affecting the consummation of this Agreement or seeking damages on account thereof.

     (c) Prime shall have executed the Amended Partnership Agreement.

     (d) NGST shall have received from Prime $3,470,000 in cash or certified funds.

     (e) All consents and approvals required in connection with the execution, delivery, and performance of this Agreement shall have been obtained.

     (f) All necessary action (corporate or otherwise) shall have been taken by Prime to authorize, approve, and adopt this Agreement and the consummation and performance of the transactions contemplated hereby, and the Partnership and NGST shall have received a copy of the corresponding board resolution or consent, dated as of the Closing Date and certified by the President of Prime.

     (g) Prime shall have delivered to the Partnership and NGST such good standing certificates, officer's certificates, and similar documents and certificates as counsel for the Partnership and NGST shall have reasonably requested prior to the Closing Date.

     The decision of the Partnership, NGST and the Shareholders to consummate the transactions contemplated hereby without the satisfaction of any of the preceding conditions shall not constitute a waiver of any of Prime's representations, warranties, covenants, or indemnities herein; provided, however, that the Partnership, NGST and the Shareholders, prior to or at the

Closing, shall each advise Prime in writing of any failure to satisfy such conditions of which the Partnership, NGST or the Shareholders has actual knowledge on the Closing Date.

                                   ARTICLE VI

                                  Termination
                                  -----------

     This Agreement may be terminated prior to the Closing by (a) the unanimous written consent of all parties hereto, (b) the Partnership, NGST and the Shareholders upon the failure of Prime to substantially perform or comply with any of Prime's covenants or agreements contained herein prior to the Closing or if any representation or warranty of Prime hereunder shall not have been true and correct in any material respect as of the time at which such was made, if Prime has been provided with written notice of any such failure which is not cured within ten (10) business days after such notice is received or deemed received, (c) Prime upon the failure of the Partnership, NGST or any of the Shareholders to substantially perform or comply with any of their covenants or agreements contained herein prior to the Closing or if any representation or warranty of the Partnership, NGST or any of the Shareholders hereunder shall not have been true and correct in any material respect as of the time at which such was made, if Prime has provided the Partnership, NGST and the Shareholders with written notice of any such failure which is not cured within ten (10) business days after such notice is received or deemed received, or (d) any of the parties hereto if the Closing does not occur by May 9, 1997; provided, that no party may terminate this Agreement pursuant to (b) or (c) above if such party is, at the time of any such attempted termination, in breach of any term hereof.

     Each of the parties hereto agree to use its reasonable efforts (which does not include the waiver of any rights under this Agreement) to bring about the satisfaction of the conditions set forth in ARTICLE V. If any condition of Closing is not satisfied on or prior to May 9, 1997, the party for whose benefit of such condition is stated may proceed with the Closing or may terminate this Agreement by notice in writing to the other party; provided, however, that such party may not terminate this Agreement without first notifying the other party of the condition which has not been satisfied and allowing at least ten business
(10) days opportunity after such notice is received or deemed received to cure such failure. Upon any such termination, this Agreement shall thereupon cease to have any further force and effect and no party hereto shall have any liability hereunder of any nature whatsoever to any other party hereto.

                                  ARTICLE VII

                            Indemnification of Prime
                            ------------------------

     7.1  Indemnification of Prime.  The Partnership (but not Hawkins by virtue
          ------------------------
of his being a general partner of the Partnership), NGST and the Shareholders each severally, and not jointly, agree to indemnify and hold Prime and each officer, director, employee, and affiliate of Prime (collectively, the "Prime Indemnified Parties") harmless from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs, and expenses (including court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") in connection with the commencement or assertion of any action, proceeding, demand, or claim by a third party (collectively, a "third-party action") which any of the Prime Indemnified Parties may sustain, arising out of, or with respect to, (a) any breach or default by the Partnership, NGST or any of the Partners of any of the representations, warranties, covenants or agreements contained in this Agreement or any agreement or document executed in connection herewith (including, without limitation, the certificates to be delivered pursuant to Section 5.1(a) and 5.1(e), or (b) any obligations or liabilities, including without limitation, any professional liability claims, claims by any finder, broker or sales agent engaged or retained by the Partnership, NGST or any of the Partners or Shareholders, or other claims, against or involving the Partnership, or due from the Partnership, which obligations, liabilities or claims existed at the Closing Date, or arise, in whole or in part, out of events, actions or omissions that occurred prior to the Closing Date.

     The liability of each Shareholder under this Section 7.1 shall be limited to its allocable share (determined ratably based on each Shareholder's respective ownership percentage of common stock of NGST ("Ownership Percentage") as set forth on Schedule 3.25 of each Indemnified Cost, except in instances
                -------------
where a particular representation, warranty or covenant is expressly made by a particular Shareholder, in which case Indemnified Costs arising out of or relating to a breach or default of such a representation, warranty or covenant shall be the obligation solely of the applicable Shareholder, and allocated among them based on their respective Ownership Percentages if there is more than one such Shareholder. The indemnity obligations of the Partnership and NGST shall not be so limited; provided the Partnership's indemnity obligation shall be limited to the value of its assets at the time the indemnity obligation arises.

     7.2  Defense of Third-Party Claims.  A Prime Indemnified Party shall give
          -----------------------------
prompt written notice to the Partnership, NGST and the Shareholders of the commencement or assertion of any third party action in respect of which such Prime Indemnified Party shall seek indemnification hereunder. Any failure so to notify the Partnership, NGST and the Shareholders shall not relieve the Partnership, NGST and the Shareholders from any liability that they may have to such Prime Indemnified Party under this Article VII unless the failure to give such notice materially and adversely prejudices the Partnership, NGST and the Shareholders. The Partnership, NGST and the Shareholders shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as they deem appropriate; provided, however, that:

     (a) The Prime Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action;

     (b) The Partnership, NGST and the Shareholders shall obtain the prior written approval of the Prime Indemnified Party, which approval shall not be unreasonably withheld or delayed, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Prime Indemnified Party or if, in the reasonable opinion of the Prime Indemnified Party, such settlement, compromise, admission, or acknowledgment would have a material adverse effect on its business or, in the case of a Prime Indemnified Party who is a natural person, on his or her assets or interests;

     (c) The Partnership, NGST and the Shareholders shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Prime Indemnified Party of a release from all liability in respect of such third-party action; and

     (d) The Partnership, NGST and the Shareholders shall not be entitled to control (but shall be entitled to participate at their own expense in the defense of), and the Prime Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action (i) as to which the Partnership, NGST and the Shareholders fail to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Prime Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Prime Indemnified Party; provided, however, that the Prime
                                          --------  -------
Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of the Partnership, NGST or the Shareholders without the prior written consent of the Partnership, NGST and the Shareholders.

     (e) The Partnership, NGST and the Shareholders shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section to or for the account of the Prime Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Prime Indemnified Party has agreed in writing to reimburse the Partnership, NGST and the Shareholders for the full amount of such payments if the Prime Indemnified Party is ultimately determined not to be entitled to such indemnification.

     (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE VII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

                                  ARTICLE VIII

         Indemnification of the Partnership, NGST and the Shareholders
         -------------------------------------------------------------

     8.1  Indemnification of the Partnership, NGST and the Shareholders.  Prime
          -------------------------------------------------------------
agrees to indemnify and hold harmless the Partnership, NGST and each Shareholder, and their respective officers, directors, employees, and affiliates (collectively, the "Partnership Indemnified Parties") from and against any and all Indemnified Costs in connection with (a) the commencement or assertion of any action, proceeding, demand or claim by a third party which any of the Partnership Indemnified Parties may sustain, arising out of any breach or default by Prime of any of the representations, warranties, covenants or agreements contained in this Agreement or any agreement or document executed in connection herewith, including, without limitation, the certificates to be delivered pursuant to Sections 5.2(a) and 5.2(f), or (b) any obligations or liabilities to any finder, broker or sales agent engaged or retained by Prime.

     8.2  Defense of Third-Party Claims.  A Partnership Indemnified Party shall
          -----------------------------
give prompt written notice to Prime of the commencement or assertion of any third party action in respect of which such the Partnership Indemnified Party shall seek indemnification hereunder. Any failure so to notify Prime shall not relieve Prime from any liability that it may have to such the Partnership Indemnified Party under this Article VIII unless the failure to give such notice materially and adversely prejudices Prime. Prime shall have the right to assume control of the defense of, settle, or otherwise dispose of such third-party action on such terms as it deems appropriate; provided, however, that:

     (a) The Partnership Indemnified Party shall be entitled, at his, her, or its own expense, to participate in the defense of such third-party action;

     (b) Prime shall obtain the prior written approval of the Partnership Indemnified Party, which approval shall not be unreasonably withheld or delayed, before entering into or making any settlement, compromise, admission, or acknowledgment of the validity of such third-party action or any liability in respect thereof if, pursuant to or as a result of such settlement, compromise, admission, or acknowledgment, injunctive or other equitable relief would be imposed against the Partnership Indemnified Party or if, in the reasonable opinion of the Partnership Indemnified Party, such settlement, compromise, admission, or acknowledgment would have a material adverse effect on its business or, in the case of an the Partnership Indemnified Party who is a natural person, on his or her assets or interests;

     (c) Prime shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each the Partnership Indemnified Party of a release from all liability in respect of such third-party action; and

     (d) Prime shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the Partnership Indemnified Party shall be entitled to have sole control over, the defense or settlement, compromise, admission, or acknowledgment of any third-party action
(i) as to which Prime fails to assume the defense within a reasonable length of time or (ii) to the extent the third-party action seeks an order, injunction, or other equitable relief against the Partnership Indemnified Party which, if successful, would materially adversely affect the business, operations, assets, or financial condition of the Partnership Indemnified Party; provided, however, that the Partnership
                               --------  -------
Indemnified Party shall make no settlement, compromise, admission, or acknowledgment which would give rise to liability on the part of Prime without the prior written consent of Prime.

     (e) Prime shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section to or for the account of the Partnership Indemnified Party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due and payable, provided that the Partnership Indemnified Party has agreed in writing to reimburse Prime for the full amount of such payments if the Partnership Indemnified Party is ultimately determined not to be entitled to such indemnification.

     (f) The parties hereto shall extend reasonable cooperation in connection with the defense of any third-party action pursuant to this ARTICLE VIII and, in connection therewith, shall furnish such records, information, and testimony and attend such conferences, discovery proceedings, hearings, trials, and appeals as may be reasonably requested.

                                   ARTICLE IX

                           Noncompetition Agreements
                           -------------------------

     Each of the parties hereto, severally and not jointly, hereby agree that, until the expiration of their respective Restriction Period (as defined for each below), they will not directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which they own less than five percent of any class of outstanding securities), or as a principal, agent, employer, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for their own benefit or for the benefit of any other person, firm or corporation, without the prior written consent of the other parties hereto, commit any of the following acts, which acts shall be considered violations of this covenant not to compete:

     A. Except for services provided by the Partnership, directly or indirectly provide lithotripsy services, including without limitation, patient lithotripsy services, lithotripsy management services, lithotripter leasing, or similar lithotripsy services, anywhere within 50 miles of the Chattanooga, Hamilton County, Tennessee Courthouse;

     B. Directly or indirectly request or advise any patient or physician or any other person, firm or corporation having a business relationship with Prime, any of Prime's affiliates or the Partnership to withdraw, curtail, or cancel its business with such entity; or

     C. Directly or indirectly hire any employee of Prime, any of Prime's affiliates or the Partnership or induce or attempt to influence any employee of Prime, any of Prime's affiliates or the Partnership to terminate his or her employment with such entity.

         Provided, however, that nothing in this Agreement shall be construed to limit or infringe upon the professional medical judgment or ability to practice medicine of any party hereto that is a physician (including, but not limited to, the selection of appropriate facilities for medical care), and no exercise of such a party's professional medical judgment or act constituting the practice of medicine shall be considered a violation of this Agreement.

         Notwithstanding the foregoing, or anything else contained herein to the contrary (i) Prime shall not be restricted as described in B. above with respect to any of its own business relationships or any of the business relationships of its affiliates, (ii) Prime shall not be restricted as set forth in C. above with respect to its own employees or the employees of its affiliates, (iii) upon any merger of NGST and HealthTronics such transaction shall not constitute a breach of this ARTICLE IX by NGST or any of the Shareholders for so long as HealthTronics continues to comply with the provisions of the Noncompetition Agreement entered into by it in connection with the Closing of the transactions contemplated by this Agreement, and (iv) Prime shall not be deemed in violation of this ARTICLE IX in connection with its providing of lithotripsy services and related services to and/or at the Cleveland Community Hospital in Cleveland, Tennessee (and its successors and assigns). Furthermore, the parties agree that in the event there is a need or opportunity to provide lithotripsy services as contemplated in subparagraph A. above at a location within the restricted area at which none of Prime, any of Prime's affiliates or the Partnership then provides such services, the parties will cooperate in good faith to agree on the appropriate method of providing such services as between Prime and the Partnership, it being understood that, in any event, Prime and/or Prime's affiliates shall be entitled to provide such services in the event the technology preferred by the third party to be contracting for the services is not the technology which the Partnership has available at that time, and the Partnership, with Prime abstaining from voting, does not elect to acquire and implement such technology within the time frame necessary to provide the services requested before the contracting third party looks elsewhere for a service provider.

  For purposes of this Agreement, the "Restriction Period" for the parties shall be as follows:

  (i) The Restriction Period for the Partnership and Prime shall begin on the Closing Date and continue until five (5) years after the date that Prime, or Prime's successors or permitted assigns, is no longer a partner in the Partnership; and

  (ii) The Restriction Period for NGST and each of the Shareholders shall begin on the Closing Date and continue until five (5) years after the date that such party is no longer, directly or indirectly, (a) a partner in the Partnership,
(b) an owner of any equity or other voting ownership interest, or any right convertible into any equity or other voting ownership interest, in any partner in the Partnership, or of any affiliate of the Partnership or of any partner in the Partnership, or (3) an affiliate of either the Partnership or any of the other partners in the Partnership. For purposes of this Agreement, the Partnership shall include the Partnership and its successors and assigns, and the references to a "partner" in the Partnership shall be deemed to include any owner of any equity or other voting ownership interest in any such successor or assign of the Partnership.

  The parties have each reviewed and carefully considered the provisions of this Article and, having done so, agree that the restrictions set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome, and (c) are reasonably required for the protection of the respective interests of the parties.

  The parties each agree that a violation on its part of any covenant contained in this Article will cause the other parties irreparable damage for which remedies at law may be insufficient, and for that reason, each agrees that the other parties shall each, independently be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, may be available, including, specifically, recovery of additional damages.

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

  10.1  Collateral Agreements, Amendments, and Waivers.  This Agreement
        ----------------------------------------------
(together with the documents delivered pursuant hereto) supersedes all prior documents, understandings, and agreements, oral or written, relating to these transactions and constitutes the entire understanding among the parties with respect to the subject matter hereof. Any modification or amendment to, or waiver of, any provision of this Agreement (or any document delivered pursuant to this Agreement unless otherwise expressly provided therein) may be made only by an instrument in writing executed by each party thereto.

  10.2  Successors and Assigns. No parties' rights or obligations under this
        ----------------------
Agreement may be assigned without the express written consent of all parties hereto; except that Prime shall be entitled to assign its rights and obligations hereunder to any entity, more than fifty percent (50%) of the voting equity ownership interests of which is at the time owned, directly or indirectly, by Prime Medical Services, Inc., a Delaware corporation; provided no such assignment shall relieve Prime of its obligations hereunder to any of the parties hereto. Any assignment in violation of the foregoing shall be null and void. Subject to the preceding sentences of this Section, the provisions of this Agreement (and, unless otherwise expressly provided therein, of any document delivered pursuant to this Agreement) shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and assigns. The parties acknowledge and agree that the shareholders of NGST may engage in a transaction or transactions pursuant to which some or all of their shares in NGST will be transferred to HealthTronics, and all parties hereto agree that such transfer of ownership of NGST is hereby consented to for all purposes of this Agreement and the Amended Partnership Agreement.

  10.3  Expenses.  Except as set forth in the following sentence, regardless of
        --------
whether the transactions contemplated hereby are consummated, each party hereto shall pay all of its costs and expenses incurred by it in connection with this Agreement, including the fees and disbursements of its counsel.

  10.4  Invalid Provisions.  If any provision of this Agreement is held to be
        ------------------
illegal, invalid, or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement.

  10.5  Information and Confidentiality.  Each party hereto agrees that such
        -------------------------------
party shall hold in strict confidence, and shall not use for the benefit of itself or any third party, any and all information and documents received from any other party hereto, and if the Closing does not occur each such party shall return to the other parties hereto all such documents then in such receiving party's possession without retaining copies; provided, however, that each party's obligations under this Section shall not apply to (a) any information or document required to be disclosed by law, (b) any information or document in the public domain due to no breach of the terms of this Section, or (c) any information or document that Prime discloses to any potential lender to or investor in Prime or Prime's affiliates; provided Prime has required any such lender or investor to agree to maintain the confidentiality of the disclosure.

  10.6  Waiver.  No failure or delay on the part of any party in exercising any
        ------
right, power, or privilege hereunder or under any of the documents delivered in connection with this Agreement shall operate as a waiver of such right, power, or privilege; nor shall any single or partial exercise of any such right, power, or privilege preclude any other or future exercise thereof or the exercise of any other right, power or privilege.

  10.7  Notices.  Any notices required or permitted to be given under this
        -------
Agreement (and, unless otherwise expressly provided therein, under any document delivered pursuant to this Agreement) shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage prepaid, to the relevant party at its address indicated below:

  Prime:                 Prime Lithotripter Operations, Inc.
                         1301 Capital of Texas Highway
                         Suite C-300
                         Austin, Texas  78746
                         Attention:  President

  with a copy to:        Mr. Timothy L. LaFrey
                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         816 Congress Avenue, Suite 1900
                         Austin, Texas  78701

  the Partnership, NGST  Attn: Argil Wheelock, M.D.
  and the Shareholders:  1000 Scenic Highway
                         Lookout Mountain, Tennessee 37350
  with a copy to:        Mr. Roy C. Maddox, Jr.
                         Horton, Maddox and Anderson, P.L.L.C.
                         One Central Plaza, Suite 600
                         Chattanooga, Tennessee 37402

Each party may change its address for purposes of this Section by proper notice to the other parties.

  10.8  Survival of Representations, Warranties, and Covenants.  Regardless of
        ------------------------------------------------------
any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, indemnity obligations, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing for a period of five (5) years after the Closing Date. Notwithstanding the foregoing, (i) the provisions of ARTICLE IX shall not expire as set forth in the preceding sentence and shall, instead, be governed by the expiration provisions for each of the parties described in ARTICLE IX, and (ii) a party's indemnity obligation hereunder shall not expire as to any indemnifiable event, act or omission including without limitation the defense of a third party claim, with respect to which notice and demand for indemnification was given to the party or parties obligated to indemnify hereunder prior to the expiration of the five (5) year period described in the preceding sentence.

  10.9  Further Assurances.  At, and from time to time after, the Closing, each
        ------------------
party shall, at the request of another party, but without further consideration, execute and deliver such other instruments of conveyance, assignment, assumption, transfer and delivery and take such other action as such party may reasonably request in order more effectively to consummate the transactions contemplated hereby.

  10.10  No Third-Party Beneficiaries.  No person or entity not a party to this
         ----------------------------
Agreement shall be deemed to be a third-party beneficiary hereunder or entitled to any rights hereunder.

  10.11  Construction.  This Agreement and any documents or instruments
         ------------
delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

  10.12  Arbitration.  Except as set forth in ARTICLE IX, any controversy
         -----------
between the parties regarding this Agreement and any claims arising out of this Agreement or its breach shall be submitted to arbitration by either party. Any such dispute will be detailed in writing and submitted by the complaining party for binding arbitration by a retired judge associated with Judicial Arbitration and Mediation Services, Inc. ("JAMS") to take place in a location to be agreed upon by the parties, but in the event of a failure to so agree, in Denver, Colorado, and a copy shall be sent to the other parties pursuant to the notice provision of this Agreement. The parties agree that if JAMS is unavailable, such dispute shall be submitted instead to any arbitrator or organization of a similar nature mutually agreed to by the parties. The parties may agree on a retired judge from the JAMS panel for the binding arbitration. If they are unable to agree, JAMS will provide a list of three (3) available judges and each party may strike one (1), with the party requesting arbitration striking first. The remaining judge will serve as arbitrator. The parties agree that their sole remedy in the event of such dispute shall be binding arbitration pursuant to the terms of this Section and that judgment upon the arbitrator's award may be entered in any court having jurisdiction thereof.

  10.13  Counterparts.  This Agreement may be executed in several counterparts,
         ------------
each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any party hereto may execute this Agreement by signing any one counterpart.

  10.14  Definition of Knowledge.  Whenever there are references in this
         -----------------------
Agreement to "the knowledge of" a party or "to the best knowledge of" a party, or similar references to a party's "knowledge", such provision shall be construed as follows: (a) with regard to the Partnership, the Partnership shall be deemed to have knowledge if any of the Partners has actual knowledge of such applicable fact or matter; (b) with regard to NGST, NGST shall be deemed to have knowledge if any Shareholder, or any officer or director, of NGST has actual knowledge of the applicable fact or matter; and (c) with regard to Prime, Prime shall be deemed to have knowledge if any officer of Prime has actual knowledge of the applicable fact or matter.

  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT

                               PRIME LITHOTRIPTER OPERATIONS, INC.


                               By: /s/ Cheryl Williams
                                  ---------------------------------
                                  Cheryl Williams, Treasurer

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                               TENN-GA STONE GROUP TWO, L.P.,
                               a Tennessee Limited Partnership


                               By: /s/ Argil J. Wheelock, M.D.
                                  ---------------------------------

                               Printed Name: Argil J. Wheelock, M.D.
                                            -----------------------
                               Title: Partner
                                     ------------------------------

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                               PARTNERS:


                               NGST, Inc., a Tennessee corporation

                               By:  /s/ Argil J. Wheelock, M.D.
                                  ---------------------------------

                               Printed Name:Argil J. Wheelock, M.D.
                                            -----------------------
                               Title: Partner
                                     ------------------------------

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT

                              /s/ Thomas C. Bright, M.D.
                              -------------------------------------
                              Thomas C. Bright, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Argil J. Wheelock, M.D.
                              -------------------------------------
                              Argil J. Wheelock, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ R. Smith Murray, M.D.
                              -------------------------------------
                              R. Smith Murray, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Richard S. Lasky, M.D.
                              -------------------------------------
                              Richard S. Lasky, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ John F. Bryant, M.D.
                              -------------------------------------
                              John F. Bryant, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Marty Scheinberg, M.D.
                              -------------------------------------
                              Marty Scheinberg, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ James E. McKinney, M.D.
                              -------------------------------------
                              James E. McKinney, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Paul E. Henson, M.D.
                              -------------------------------------
                              Paul E. Henson, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Oliver Benton, III, M.D.
                              -------------------------------------
                              Oliver Benton, III, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Stephen W. Jackson, M.D.
                              -------------------------------------
                              Stephen W. Jackson, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ C. A. Kyle, Jr., M.D.
                              -------------------------------------
                              C. A. Kyle, Jr., M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Nicholas Newton, M.D.
                              -------------------------------------
                              Nicholas Newton, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Jack Monnig, M.D.
                              -------------------------------------
                              Jack Monnig, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Samuel M. Currin, M.D.
                              -------------------------------------
                              Samuel M. Currin, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ J. Patrick Dilworth, M.D.
                              -------------------------------------
                              J. Patrick Dilworth, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ David Sahaj, M.D.
                              -------------------------------------
                              David Sahaj, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ John Bryan, M.D.
                              -------------------------------------
                              John Bryan, M.D.

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Paula Willingham
                              -------------------------------------
                              Paula Willingham

           SIGNATURE PAGE TO PARTNERSHIP INTEREST PURCHASE AGREEMENT


                              /s/ Robert DeBord
                              -------------------------------------
                              Robert DeBord

                                   EXHIBIT A


                            PARTNERSHIP AGREEMENT OF
                            ------------------------

                            TENN-GA STONE GROUP TWO
                            -----------------------

                        A TENNESSEE GENERAL PARTNERSHIP
                        -------------------------------


  This Partnership Agreement is made effective the 1st day of May, 1997, by and among the Partners (as hereinafter defined).

                                    RECITALS

  WHEREAS, the Partners, other than Prime Lithotripter Operations, Inc., a New York Corporation ("Prime"), were the sole partners of Tenn-Ga Stone Group Two, L.P. a Tennessee Limited Partnership (the "Prior Partnership"); and

  WHEREAS, pursuant to that certain Partnership Interest Purchase Agreement dated May 1, 1997, the parties thereto agreed that the Prior Partnership, if not previously converted into a general partnership, would be converted into a general partnership and Prime would purchase a 38.25% general partnership interest therein from NGST, Inc., and all of the Partners would execute this Agreement.

  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

  1.  Definitions.  As used in this Agreement, the following terms have the
      -----------
meanings indicated:

      "Act" means the Tennessee Uniform Partnership Act, Tennessee Code Annotated Section 61-1-101 et. seq., as amended from time to time.
                           --  ---

      "Agreement" means Partnership Agreement, as amended, modified, or supplemented from time to time.

      "Bankruptcy" of a Partner shall be deemed to have occurred upon the happening of any of the following: (1) the filing of an application by a Partner for, or a consent to, the appointment of a trustee of the Partner's assets, (2) the filing by a Partner of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing the Partner's inability to pay the Partner's debts as they become due, (3) the making by a Partner of a general assignment for the benefit of creditors, (4) the filing by a Partner of an answer admitting the material allegations of, or consenting to, or defaulting in answering a bankruptcy petition filed against the Partner in any bankruptcy proceeding, or (5) the entry of an order, judgment or decree by a court of competent jurisdiction adjudicating a Partner a bankrupt or appointing a trustee of the Partner's assets, and that order, judgment, or decree continuing unstayed and in effect for a period of sixty (60) days.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of future laws.

      "Managing Partner" means NGST, Inc., a Tennessee corporation, or such other persons or entities designated from time to time by a Majority Vote of the Partners.

      "Majority Vote" means a vote of the Partners which, to be valid, must include the affirmative vote of at least 75% of the Percentage Interests owned by the Partners.

      "Partners" means, collectively, those persons and/or entities that appear on Exhibit A to this Agreement, and who have executed a counterpart of this
   ---------
Agreement. References to a "Partner" shall be to any one of the Partners. "Additional Partners" and "Substituted Partners" shall mean those persons subsequently admitted to the Partnership in accordance with the provisions of this Agreement.

      "Partnership" means the General Partnership carried on pursuant to this Agreement.

      "Percentage Interests" means the respective ownership percentages of the Partners in the Partnership as set forth in Exhibit A hereto.
                                            ---------

  2.  Continuation of Prior Partnership.  The Partners hereby create a general
      ---------------------------------
Partnership formed pursuant to the Act and other applicable laws of the State of Tennessee, which shall in all respects be the successor to the Prior Partnership, and not a new partnership, and the Partnership hereby assumes all of the assets (tangible and intangible), properties, rights, liabilities, obligations, business and goodwill of the Prior Partnership. The rights and duties shall be as provided in the Act except as modified by this Agreement.
The Partners (other than Prime) shall promptly take such action and make such filings as shall be required under applicable laws to give effect to the provisions of this Agreement and to vest fully in the Partnership all right, title and interest in and to all of the assets (tangible and intangible), properties, rights, business and goodwill of the Prior Partnership.

  3.  Name and Place of Business.  The name of the Partnership is "Tenn-Ga Stone
      --------------------------
Group Two" and the principal office and place of business of the Partnership shall be 725 Glenwood Drive, Suite E484, Chattanooga, Tennessee, or such other name or location as the Partners shall hereafter designate by Majority Vote.

  4.  Purposes.  The Partnership has been formed to operate one or more mobile
      --------
Lithotripters to provide high technology, state of the art equipment to patients in the east Tennessee and north Georgia areas; to provide a diversification of skill and an increased ability to meet competition; and such other business purposes as the Partners, by Majority Vote, may specify.

  5.  Term.  The Partnership shall terminate on December 31, 2034, unless
      ----
earlier terminated as provided in this Agreement or as provided by law.

  6.  Capital Contributions and Capital Accounts.
      ------------------------------------------

      (a) Interests in Partnership Capital. The individual Percentage Interests
          --------------------------------
of the Partners in Partnership capital are shown on Exhibit A.
                                                    ---------

      (b) No Partner Contribution Obligations. No Partner shall be required to
          -----------------------------------
make any contribution to capital whatsoever and no Partner shall be required to lend funds to the Partnership or guarantee any debts of the Partnership or any Partner.

      (c) Withdrawal and Return of Capital Contribution. No Partner shall be
          ---------------------------------------------
entitled to withdraw any part of its capital contribution or capital account or to receive any distributions from the Partnership except as provided by this Agreement.

      (d) Capital Accounts. An individual capital account shall be maintained
          ----------------
for each Partner. The capital account balances will not earn interest. The capital account of a Partner shall consist of the original contribution of capital, if any, increased by (1) the balance in any capital account purchased by such Partner from another Partner upon purchase of some or all of another Partner's Percentage Interest in the Partnership, (2) any additional contributions to capital and (3) such Partner's share of Partnership profits and gains; and decreased by (4) distributions to such Partner and (5) such Partner's share of Partnership losses. Notwithstanding the preceding sentence, the beginning capital account of Prime shall be zero, as Prime's capital account is not to include any portion of the balance of NGST, Inc.'s capital account which is attributable to that portion of NGST, Inc.'s Percentage Interest in the Partnership which was initially purchased by Prime (being 38.25% Percentage Interest).

     (e) Negative Capital Accounts. If, upon the dissolution and liquidation of
         -------------------------
the Partnership, after crediting all income upon sale of the Partnership's assets that have been sold, any

Partner has a negative capital account, then the Partner shall be obligated to contribute to the Partnership an amount equal to the amount of his negative capital account for distribution to creditors of the Partnership or to other Partners who have positive capital account balances.

     (f) Transfer of Partnership Interest. If a Partnership interest is
         --------------------------------
transferred, the transferee shall be assigned the capital account balance of the transferor Partner at the time of the transfer, unless otherwise agreed by a Majority Vote of the Partners.

     (g) Alternative Allocation. Subject to the last sentence of paragraph 6(d),
         ----------------------
if any allocation is required by the Code to be allocated in a manner contrary to the terms of this Agreement, the allocations under this Agreement shall be automatically reformed to comply with the Code requirements and the capital accounts of the Partners shall be adjusted accordingly.

  7.  Rights, Powers and Obligations of the Partners.
      ----------------------------------------------

     (a)  Management by Partners.  The Partners each have equal rights in the
          ----------------------
management of the Partnership business. Except where a Majority Vote is required, a decision receiving a 2/3 (in Percentage Interests) vote of the Partners constitutes the action by the Partners. Subject in all respects to the approvals required pursuant to this Paragraph 7(a), the day-to-day Partnership business shall be carried out by the Managing Partner. Notwithstanding the foregoing, or anything else contained herein, the following acts and transactions by the Partnership shall require the prior approval of the Partners by Majority Vote:

        (i)  Amending this Agreement.

        (ii) Terminating, altering or amending the Partnership's licensing status with applicable regulatory authorities.

        (iii) Purchasing any lithotripter (except for a lithotripter to replace a lithotripter already owned by the Partnership.)

        (iv) Issuing, selling, purchasing or redeeming any interest in the Partnership or any other form of debt or equity security.

        (v) Admitting an additional Partner of the Partnership.

        (vi) Assigning the rights in specific Partnership property to any Partner.

        (vii) Dissolving, liquidating, or filing bankruptcy or seeking relief under any debtor relief law.

        (viii) Confessing a judgment, initiating arbitration or litigation or granting releases, indemnities or waivers, or entering into any settlements of same where the amount at issue exceeds Twenty-Five Thousand Dollars ($25,000).

        (ix) Restricting or removing from the Partnership's principal place of business, the organization and financial books and records of the Partnership or the access and availability of such books and records for all Partners.

        (x) Any other act or transaction involving the Partnership not in the ordinary course of business as currently conducted or contemplated by any budget approved by a Majority Vote of the Partners.

        (xi) Performing any act or taking any action which may make it impossible to carry on the ordinary business of the Partnership or any of its subsidiaries.

        (xii) Incurring any debt or liability on behalf of the Partnership, that is not contemplated by the then current, Partner approved, budget of the Partnership, in excess of Twenty-Five Thousand Dollars ($25,000).

        (xiii) Entering into any transaction or agreement with a Partner or any affiliate of a Partner, or engaging in any other act which directly or indirectly constitutes self-dealing.

        (xiv) Amending, waiving or failing to enforce the Partnership's rights under any agreement between the Partnership and any third party.

        (xv) Investing funds of the Partnership other than in (i) accounts or instruments fully insured by the United States Government or an agency thereof, or (ii) obligations of the federal government or agencies thereof.

        (xvi) Encumbering assets of the Partnership or incurring debt, whether direct or contingent, by way of guaranty or otherwise.

        (xvii) Opening bank or other depository accounts and establishing or altering the signature withdrawal authority for any such accounts.

        (xviii) Hiring or termination of any executive or managerial employee, consultant or agent, or entering into any employment or other benefits agreements or plans except as may be required to comply with applicable law or in connection with the compliance with regulations relating to "affiliated service group" issues.

        (xix)  Making any tax election under the Code.

        (xx) Organizing any subsidiary of the Partnership, including the adoption of all organizational documents for any such subsidiary.

        (xxi) Materially changing any accounting principles or methods of the Partnership.

        (xxii) Adoption of annual operating and capital expenditure budgets for the Partnership.

        (xxiii) Any other matter which, by the terms of this Agreement, requires a Majority Vote of the Partners.

     Notwithstanding the foregoing, none of the Partners will unreasonably refuse to consent to approve the conversion of the Partnership to a Limited Liability Company in the event the Partnership's independent, outside accountants and/or legal counsel render an opinion that such conversion would be advantageous to the Partners.

     (b) Partners' Fees. The Partners shall not receive compensation for their
         --------------
services as Partners. The Managing Partner shall receive Forty Thousand Dollars ($40,000.00) per year as compensation for its services as Managing Partner, unless the Partnership engages another person or entity to provide management services, in which case the compensation otherwise payable to the Managing Partner will be reduced dollar-for-dollar by the amount paid such other person or entity. The Partners agree that the Managing Partner may engage the services of HealthTronics, Inc. to provide such management services. Such compensation may be changed by a Majority Vote of Partners. Such payments to the Managing Partner shall be made at least annually or at such other interval as the Partners may elect. All payments to the Managing Partner as provided in this Paragraph shall be a normal operating expense of the Partnership.

     (c) Other Business Ventures. During the existence of the Partnership, the
         -----------------------
Partners shall devote such time and effort to the Partnership business as may be necessary to promote adequately the interest of the Partnership and the mutual interests of the Partners. Any Partner or any officer, director, employee, shareholder or other person holding a legal or beneficial interest in any entity which is a Partner, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and neither the Partnership nor the other Partners shall have any right by virtue of this Agreement in or to such independent ventures or to the income or profits derived therefrom; provided, however, that nothing contained in this Paragraph is intended to absolve the Partners from any liability to the Partnership or the Partners arising as a result of any breach of fiduciary obligations to the Partnership or the Partners. Furthermore, notwithstanding the foregoing or anything else contained herein to the contrary, each of the Partners (severally and not jointly) hereby agrees that, as long as they are Partners in the Partnership, they will not directly or indirectly, either through any kind of ownership (other than ownership of securities of a publicly held corporation of which they own less than five percent of any class of outstanding securities), or as a principal, agent, employer, advisor, consultant, co-partner or in any individual or representative capacity whatever, either for their own benefit or for the benefit of any other person, firm or corporation, without the prior written consent of all the other Partners:

        (i) Except for services provided by the Partnership, directly or indirectly provide lithotripsy services, including without limitation, patient lithotripsy services, lithotripsy management services, lithotripter leasing, or similar lithotripsy services, anywhere within 50 miles of the Chattanooga, Hamilton County, Tennessee Courthouse;

        (ii) Directly or indirectly request or advise any patient or physician or any other person, firm or corporation having a business relationship with the Partnership to withdraw, curtail, or cancel its business with the Partnership; or

        (iii) Directly or indirectly hire any employee of the Partnership or induce or attempt to influence any employee of the Partnership to terminate his or her employment with the Partnership.

  Provided, however, that nothing in this Agreement shall be construed to limit or infringe upon the professional medical judgment or ability to practice medicine of any Partner who is a physician (including, but not limited to, the selection of appropriate facilities for medical care), and no exercise of such Partner's professional medical judgment or act constituting the practice of medicine shall be considered a violation of this Agreement.

  Notwithstanding the foregoing, or anything else contained herein to the contrary, Prime shall not be deemed in violation of this Agreement in connection with its providing of lithotripsy services and related services to and/or at the Cleveland Community Hospital in Cleveland, Tennessee (and its successors and assigns). Furthermore, the parties agree that in the event there is a need or opportunity to provide lithotripsy services as contemplated in subparagraph (i) above at a location within the restricted area at which none of Prime, any of

Prime's affiliates or the Partnership then provides such services, the parties will cooperate in good faith to agree on the appropriate method of providing such services as between Prime and the Partnership, it being understood that, in any event, Prime and/or Prime's affiliates shall be entitled to provide such services in the event the technology preferred by the third party to be contracting for the services is not the technology which the Partnership has available at that time, and the Partnership, with Prime abstaining from voting, does not elect to acquire and implement such technology within the time frame necessary to provide the services requested before the contracting third party looks elsewhere for a service provider.

     (d) Indemnification of Partners. The Partnership shall indemnify and hold
         ---------------------------
harmless any Partner from and against any claim, loss, expense, liability, action or damage resulting from any act or omission, or alleged act or omission, arising out of its activities on behalf of the Partnership in furtherance of the interests of the Partnership including, without limitation, reasonable costs and expenses of litigation and appeal (including reasonable fees and expenses of attorneys engaged by such Partner in defense of such act or omission) if the act, omission or alleged act or omission upon which the actual or threatened action, proceeding, or claim is based was for a purpose reasonably believed to be in the best interests of the Partnership. However, a Partner shall not be entitled to be indemnified or held harmless due to, or arising from, its fraud, bad faith, gross negligence, malfeasance or its failure to comply with any representation, warranty, covenant, condition or other agreement contained herein, provided that any indemnification under this Paragraph shall be paid out of and only to the extent of Partnership assets.

     (e) Net Worth of Partners. Each Partner and any Additional or Substituted
         ---------------------
Partner shall have and maintain at all times during which it is a Partner an aggregate net worth sufficient to conduct the Partnership business in a prudent manner and to preserve the classification of "partnership" for federal income tax purposes.

  8.  Transfer of Partnership Interests.
      ---------------------------------

     (a) Transfer of Partnership Interests. Subject to the right of first
         ---------------------------------
refusal contained in Paragraph 8(f) below, a Partner may sell, transfer, assign,
                     --------------
pledge or hypothecate ("transfer") all or part of its interest in the Partnership, but no purchaser, transferee or assignee ("transferee") of a Partner shall become a Substituted Partner in the place of his seller, transferor, or assignor (the "transferor") unless the provisions of Paragraph
                                                                    ---------
8(c) have been satisfied. Any attempt to transfer a Partnership interest without
----
the prior written consent of all the other Partners shall be null and void ab
                                                                           --
initio. The Partnership shall have no obligation to recognize, or furnish
------
information or make distributions to, any transferee of a Partner who does not become a Substituted Partner, and such transferee's rights shall be only against his transferor. The transferee is not entitled to any of the rights, powers, or privileges of his predecessor in interest.

     (b) Changes of Control. The change of control of ownership or management of
         ------------------
any legal entity that is a Partner shall not constitute a "transfer" for purposes of this Agreement and shall not require any approvals of the other Partners. Furthermore, the transfer of all or a portion of a Partner's interest in the Partnership to an entity that controls, is controlled by, or is under common control with, such Partner, shall not constitute a "transfer" or require any approval of the other

Partners, provided the person or entity to whom such a permitted transfer is made executes a counterpart of this Agreement and agrees to be bound by all the terms hereof.

     (c) Substitution or Admission of a Partner. A new Partner or transferee of
         --------------------------------------
the whole or any part of a Partnership interest of a Partner shall not be substituted or admitted as a Partner without the prior written consent of all the other Partners, which consent is solely within the discretion of the other Partners and which the Partners are under no obligation to give. In addition to the foregoing, the Partners shall not allow a new Partner to be admitted or a transferee of a Partner to become a substituted Partner until such new partner or transferee shall have:

        (i) Executed and acknowledged such instruments as the Partners may reasonably deem necessary or desirable to effect such substitution or admission, including the written acceptance and adoption by the new partner or transferee of the provisions of this Agreement;

        (ii) Provided an opinion of counsel, in form and substance reasonably satisfactory to counsel for the Partnership, that neither the offering nor the transfer of the Partnership interest violates any registration provisions of any Federal or State securities law or will have an adverse effect on the Partnership under the Code; and

        (iii) Paid such reasonable expenses as the Partnership may incur in connection with such substitution or admission.

     (d) Limitation on Sale or Exchange of Partnership Interest. Notwithstanding
         ------------------------------------------------------
anything in this Agreement to the contrary, no transfer of a Partnership interest or any portion thereof shall be made if such transfer would in the opinion of the Partnership's counsel result in a termination of the Partnership for federal income tax purposes or jeopardize unreasonably, or result in the loss of, any exemption under federal or state securities laws.

     (e) Survival of Liabilities. No substitution of a transferee as a Partner
         -----------------------
shall operate to relieve the transferor of any liabilities imposed on such transferor under the Act.

     (f) Right of First Refusal. Subject to the right of first refusal granted
         ----------------------
herein, a Partner may sell, transfer, assign or subject to a security interest, any or all of the Partnership Interest owned by such Partner, provided, however, that such Partner and the purchaser, transferee or assignee execute, acknowledge and deliver to the Partners such instruments of transfer and assignment with respect to such transaction as are in form and substance reasonably satisfactory to the Partners. Each Partner agrees that, at least thirty (30) days prior to any sale, transfer (by operation of law or otherwise) or assignment of an interest, such Partner will give written notice thereof to the other Partners including all of the terms, conditions and other material details of such sale, transfer or assignment. The Partnership shall have the right of first refusal for twenty days (20) following receipt of such written notice in which to elect to consummate such sale, transfer or assignment itself on the same price, terms and conditions. If the Partnership does not elect to exercise its option to purchase such Partnership interest, the Partner is free to sell, transfer or assign its interest to the proposed purchaser, transferee or assignee on the terms and conditions contained in the notice to the other Partners. However, if the Partner shall not consummate the sale, transfer or assignment within ten (10) days after the expiration of the Partnership's right of first refusal, such interest shall again be subject to the right of first refusal contained herein.

  9.  Allocation of Profit and Loss.
      -----------------------------

     (a) Definition of Net Profit and Net Loss. "Net profit" and "net loss"
         -------------------------------------
shall mean the income or loss of the Partnership after taking into account all expenses incurred in connection with the Partnership's business, including fees paid to the Managing Partner, and interest on any Partnership obligations, but without any allowance for depreciation of the Partnership's property and assets or other non-cash expenses. The Partnership has no right to the professional fees billed by any physician, whether such physician is a Partner or not, for any services including, but not limited to, administering treatment using the Partnership's facilities, interpreting results or rendering a diagnosis at the Partnership's facility. The Partnership shall maintain its books and records on the cash receipts and disbursements method of accounting.

    (b) Allocation of Net Profit or Net Loss.
        ------------------------------------

        (i) For each fiscal year in which there is a net profit in the Partnership, such net profit shall be allocated as of the last day of each year in which there is a net profit to the Partners ratably in accordance with their respective Percentage Interests. For each fiscal year in which there is a net loss in the Partnership, such net loss shall be allocated as of the last day of each

Partnership year in which there is a net loss to the Partners ratably in accordance with their respective Percentage Interests.

        (ii) Any allocation to a Partner of a share of the net profit earned or net loss incurred by the Partnership under this Paragraph shall be deemed to be an allocation to that Partner of the same pro rata share of each item of income, gain, loss, deduction or credit, that is earned, realized, or available by or to the Partnership for federal income tax purposes.

       (c) Allocation of Gain or Loss Upon Sale of Assets. Notwithstanding
           ----------------------------------------------
anything in this Agreement to the contrary, the net gain or loss from a sale or other disposition of Partnership capital assets shall be allocated among the Partners ratably in proportion to their respective Percentage Interests as of the date such sale or other disposition is consummated.

  10.  Distributions.
       -------------

       (a) Definition of Distributable Cash. The term "Distributable Cash" shall
           --------------------------------
mean the net profit or loss for the taxable year (as defined in Paragraph 9(a),
                                                                --------------
above) decreased by (i) principal payments on any indebtedness of the Partnership for the year, and (ii) provisions for adequate reserves for reasonably anticipated cash expenses and potential expansion of services and contingencies, which provisions are in the reasonable discretion of the Partners, but consistent with Partnership budgets approved by a Majority Vote of the Partners. The Partners shall not create reserves in order to avoid distributions.

     (b) Distribution of Distributable Cash. To the extent that Distributable
         ----------------------------------
Cash for a taxable year exists or is projected, the Partnership will make distributions of such Distributable Cash to the Partners from time-to-time as the Managing Partner deems reasonably prudent, but not less frequently than quarterly. Such distributions shall be made to the persons recognized as holders of interests as of the date of distribution in proportion to the Partners' respective Percentage Interests.

     (c) Distribution of Proceeds of Refinancing and Sale. The term "Net
         ------------------------------------------------
Proceeds" shall mean the net proceeds resulting from the refinancing of any loan, from the sale of all or a portion of the Partnership's business or assets, from the liquidation of the property of the Partnership following a dissolution of the Partnership, from hazard or casualty insurance payments in excess of amounts expended in the restoration or repair of Partnership property or applied to Partnership obligations, from awards resulting from the condemnation of Partnership property, or any part thereof, in excess of the amount expended in restoration of property affected by the condemnation or applied to Partnership obligations and from other voluntary or involuntary conversions of Partnership property. Net Proceeds shall be distributed and applied in the following order of priority (except that Paragraph 10(c)(i) will be applicable only in the event
                         ------------------
of liquidation):

        (i) To the payment of the expenses of liquidation, and the debts and liabilities of the Partnership, including indebtedness to any Partner;

          (ii) To the establishment of reasonable reserves, if, after the payment of all Partnership liabilities and obligations, the Partners deem it reasonably necessary to set up reserves for any contingent or unforeseen liabilities or obligations of the Partnership, provided, however, that said reserves shall be deposited with a bank or trust company designated by the Partners for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of such period as the Partners may deem advisable, for the purpose of distributing the balance thereafter remaining as hereinafter provided; and

          (iii) All such Net Proceeds remaining, or subsequently distributed from the reserves established pursuant to (ii) above, shall be distributed to the Partners in proportion to their respective Percentage Interests.

      (d) Good Faith Distribution by Partners. Upon the determination to
          -----------------------------------
distribute funds in the manner herein provided made in good faith, the Partners shall incur no liability on account of such distribution, even though such distribution may have resulted in the Partnership retaining insufficient funds for the operation of its business which insufficiency resulted in loss to the partnership or necessitated the borrowing of funds by the Partnership.

  11.  Books of Account and Partnership Records.
       ----------------------------------------

      (a) Books of Account. The Partners shall keep and maintain, or cause to be
          ----------------
kept and maintained, complete and accurate books, records and accounts of the Partnership, which reflect all Partnership transactions and other matters relative to the Partnership's business and shall be appropriate and adequate for the Partnership's business. The expense of maintaining the books of account shall be an expense of the Partnership.

      (b) Inspection. All books, records and accounts of the Partnership,
          ----------
together with executed copies of this Agreement and any amendments, shall be kept at all times at the principal office of the Partnership. All Partners and their duly authorized representatives shall have the right to examine such books, records and accounts at any and all reasonable times and to make copies or extracts therefrom.

      (c) Financial Reports. The Partners will be provided with monthly,
          -----------------
quarterly and annual reports detailing the performance of the Partnership during the preceding month, quarter and calendar year, respectively. Each monthly report shall be due not later than the 15th day of the immediately following month, each quarterly report shall be due no later than the 15th day of the immediately following quarter and each annual report shall be due no later than January 31 of the immediately following year. These reports shall contain, among other things, a balance sheet and a profit and loss statement as of the end of the applicable month, quarter or year, as well as aged accounts receivable listings categorized by payor class, procedure code and such narrative explanation as reasonably necessary to make the reports informative and not misleading. The monthly balance sheets and profit and loss statements shall be prepared on a cash basis. The annual and quarterly balance sheets and profit and loss statements shall be prepared on an accrual basis. The cost of preparing the foregoing financial statements shall be borne by the Partnership, as shall the costs of any audits thereof that may be required in order for any of the Partners to comply with applicable securities laws. In addition to the foregoing, as soon as practicable after the close of each fiscal year but in no event later than April 1 of the next succeeding year, the Managing Partner shall deliver to each Partner a financial report of the Partnership for such fiscal year showing (i) distributions to the Partners and allocations to the Partners of Partnership taxable income, gains, losses, deductions, credits and items of tax preference, and (ii) all necessary tax reporting information required by the Partners for preparation of their respective income tax returns.

      (d) Accounting Decisions. All decisions as to accounting matters, except
          --------------------
as specifically provided to the contrary herein, shall be made by the Partners. Such decisions must be acceptable to the Partnership's accountants.


      (e) Tax Returns, Taxable Year and Accounting Method. All books and records
          -----------------------------------------------
of the Partnership shall be kept on the basis of an annual accounting period ending December 31st of each year, except for the final accounting period, which shall end on the dissolution or termination of the Partnership. The Partnership's taxable and fiscal years shall be the calendar year. Subject to
(f) below, all elections required or permitted to be made by the Partnership under the Code shall be made by the Partners in such manner as will, in the opinion of the Partnership's accountants, be most advantageous to the Partners. At least thirty (30) days prior to its due date, the Managing Partner shall distribute a draft of the Partnership's federal tax return to the Partners and will not file such return unless it is approved by a Majority Vote; provided no Partner may unreasonably withhold such approval. If the Partnership's federal tax return is prepared in accordance with federal tax laws, no Partner may withhold approval; and if a Partner withholds approval in such a situation that Partner shall indemnify and hold harmless all other Partners from any loss, claim, penalty or taxes imposed or sustained as a result of the withholding of such approval. All references herein to "fiscal year of the Partnership" or to "fiscal year" or to "taxable year" are to the annual accounting period ending December 31st of each year, whether the same shall consist of twelve months or less.

     (f) Budget and Business Plan. By no later than November of each year, the
         ------------------------
Managing Partner shall prepare and submit to the Partners for their approval (i) a budget setting forth the estimated income and expenditures (capital, operating and other) of the Partnership for the next calendar year, and (ii) a business plan setting forth the activities and projects to be undertaken and the services to be performed by the Partnership for the next calendar year. Once approved by a Majority Vote of the Partners, the Partners shall implement the approved budgets and business plans and shall be authorized to make the expenditures and incur the obligations provided for in the approved budgets and business plans. The Partners shall not pursue any activities or business on behalf of the Partnership which are not contemplated by approved budgets and business plans except with the prior approval by Majority Vote of the Partners.

  12.  Bank Accounts.  All funds of the Partnership are to be deposited in the
       -------------
Partnership's name in such separate bank account or accounts or invested in such interest-bearing or non-interest-bearing investments as may be designated by the Partners. Funds of the Partnership shall be held in the name of the Partnership and shall not be commingled with those of any other person.

  13.  Death, Incompetency, Bankruptcy or Dissolution of a Partner.  Upon the
       -----------------------------------------------------------
death or legal incompetency of an individual Partner, the liquidation, dissolution or other cessation to exist as a legal entity of a Partner not an individual, or the insolvency or bankruptcy of any Partner, the

Partnership shall not dissolve or terminate, unless such Partner was the last remaining partner and subject to Paragraphs 14(d), 14(e) and 14(f) hereof, and
                                 ---------------------------------
the personal representative or successor in interest of such Partner shall have such rights of a Partner as are necessary for the purpose of settling or managing his estate or its affairs and the same power as said Partner had to constitute a transferee of such Partner's Partnership interest as a substituted Partner, but said representative shall not become a substituted Partner without complying with the requirements of Paragraph 8(c).
                                   --------------

  14.  Resignation, Removal or Change of a Partner.
       -------------------------------------------

       (a) Withdrawal by a Partner. A Partner shall have the right to resign or
           -----------------------
withdraw from the Partnership only with the prior written consent of all the remaining Partners; provided however, the withdrawal shall not be effective until such time as the Partnership shall have received an opinion of counsel, satisfactory to counsel for the Partnership, that the permitted withdrawal will not result in (1) the reclassification of the Partnership as an association taxable as a corporation for federal income tax purposes, (2) a termination of the Partnership under the then existing provisions of the Code and applicable regulations, or (3) that such withdrawal will not result in a default under any loan agreement to which the Partnership is a party.

       (b) Removal of a Partner. Partners owning more than 67% of the Percentage
           --------------------
Interests shall have the right, for cause, exercisable by written notice given to the Partner they seek to remove and all other Partners, to cause the removal of a Partner. In that event, the removed Partner must sell its Partnership interest to the Partnership, the purchase price to be the balance in such Partner's capital account plus any debts or obligations owed to such removed Partner by the

Partnership and less any debt or obligation owed to the Partnership by such removed Partner. For purposes hereof, cause shall mean bad faith, gross negligence, misfeasance, fraud, or intentional misconduct. In the event the removed Partner shall contest the propriety of such removal, such dispute shall be arbitrated in accordance with the rules then in effect of the American Arbitration Association.

     (c) Change of Last Remaining Partner. Upon the withdrawal, bankruptcy,
         --------------------------------
dissolution, death, or legal incapacity of the last remaining Partner, such Partner or the heirs, executors, administrators or personal representatives of such Partner shall within ninety (90) days from his withdrawal, bankruptcy, dissolution, death, or legal incapacity, select a successor Partner or Partners who shall receive all or a portion of the Partnership interest of such Partner and shall be admitted as a Partner upon compliance with Paragraph 14(d).
                                                        ---------------

     (d) Appointment of Substituted or Additional Partners. The Partners may, by
         -------------------------------------------------
Majority Vote, appoint one or more Substituted or Additional Partners, who, upon obtaining the written consent of all the Partners, shall assume all of the rights and obligations of the Partners designated herein. No Substituted or Additional Partner may be appointed hereunder unless the Partnership shall have received:

        (i) Executed and acknowledged instruments as the Partners may reasonably deem necessary or desirable to effect such substitution or admission, including the written acceptance and adoption by the successor or additional Partner of the provisions of this Agreement;

          (ii) An opinion of counsel, in form and substance reasonably satisfactory to counsel for the Partnership, that the admission or substitution of the Partner will not violate any registration provisions of any federal or state securities law or have an adverse effect on the Partnership under the Code; and

          (iii) Payment of such reasonable expenses as the Partnership may incur in connection with such substitution or admission.

      (e) Reformation of Partnership. If at any time there is not at least one
          --------------------------
(1) Partner in office, the holders of a majority of the Percentage Interests may, within three (3) months following the date on which there ceased to be at least one (1) Partner, vote to reform the Partnership and elect one or more Partners to continue the business of the Partnership, which Substituted or Additional Partners will be required to purchase all of the interest of the last remaining Partner at a price equal to the capital account of such predecessor Partner. Expenses incurred in the reformation or attempted reformation of the Partnership shall be deemed expenses of the Partnership.

      (f) No Dissolution. The retirement, withdrawal, bankruptcy, dissolution, death, disability, legal incapacity, or removal of a Partner or any other event which results in such person ceasing to be a Partner shall not cause the dissolution of the Partnership unless there is no remaining Partner to continue the business of the Partnership, and (1) there is no transfer of a

Partnership interest to a person who is admitted as a Partner pursuant to this Paragraph 14, or (2) the Partnership is not reformed pursuant to Paragraph 14.
------------                                                     ------------

       (g) Accounting. If the withdrawal or removal of a Partner does not
           ----------
result in the dissolution and winding up of the Partnership's business because such business is being continued, the remaining Partners shall promptly have an accounting prepared by the Partnership's accountants covering the transactions of the Partnership since the end of the immediately preceding fiscal year through the date of such withdrawal or removal.

       (h) Continuing Liability of Partner. Any Partner who resigns or withdraws
           -------------------------------
from the Partnership in violation of the provisions of this Paragraph 14 shall
                                                            ------------
remain liable for payment of all debts, obligations, liabilities and commitments of the Partnership incurred while it was a Partner to the extent the Partnership does not have funds available for such payment and to the extent he would otherwise have been liable. In addition, such withdrawing Partner shall be liable to the Partnership and the other Partners for any damages sustained by reason of such withdrawal.

  15.  Dissolution of the Partnership.
       ------------------------------

       (a) Events Causing Dissolution. The Partnership shall be dissolved and
           --------------------------
its affairs wound up on the first to occur of the following:

           (i) The withdrawal or removal of a sole remaining Partner, unless the Partnership is reformed pursuant to Paragraph 14, above;
                                    ------------

        (ii) An election to dissolve the Partnership made in writing by all the Partners;

        (iii) The sale or other disposition by the Partnership of all or substantially all of the Partnership's assets and the distribution of the net proceeds from such sale; or

        (iv) The happening of an event that, under Tennessee law, causes the dissolution of a general partnership.

     (b) Liquidation of Assets and Application of Proceeds. Upon the dissolution
         -------------------------------------------------
of the Partnership the person required by law to wind up the Partnership's affairs (the "Liquidating Trustee") shall liquidate and reduce to cash the assets of the Partnership as promptly as is consistent with obtaining the fair value thereof and apply and distribute the proceeds of such liquidation in accordance with Paragraph 10 hereof, provided that if such dissolution resulted
                ------------
from the withdrawal of a Partner in contravention of this Agreement, any payment to that Partner pursuant to said Paragraph 10 shall be subject to offset for any
                                 ------------
such claim for damages against such Partner resulting from such withdrawal. In connection with any such winding up and liquidation, the Partnership's accountants shall audit the balance sheet of the Partnership as of the date of dissolution, and such balance sheet shall promptly be furnished to all Partners.

     (c) Indemnification of Liquidating Trustee. The Liquidating Trustee shall
         --------------------------------------
be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee's taking of any action authorized under or within the scope of this Agreement.

       (d) Distribution in Kind. In the event it becomes necessary for the
           --------------------
Liquidating Trustee to make distribution of the Partnership property in kind, such property shall be transferred and conveyed to the Partners so as to vest in each of them, as tenants-in-common, an undivided interest in the whole of said property equal to that Partner's interest in the capital of the Partnership.

  16.  Miscellaneous.
       -------------

       (a) Notices. All notices, demands, requests, consents or other
           -------
communications required or permitted to be given or made under this Agreement shall be in writing and signed by the party giving the same and shall be deemed given or made when mailed by certified or registered mail, postage prepaid, to the intended recipient at the address set forth in this Agreement or any other address of which prior written notice has been given. A copy of any notice given to NGST, Inc. shall also be given to Argil J. Wheelock, M.D.

       (b) Severability. Each provision hereof is intended to be severable and
           ------------
the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder hereof.

     (c) Captions. Paragraph captions contained in this Agreement are inserted
         --------
only as a matter of convenience and for reference and in no way define, limit, or extend or describe the scope of this Agreement or the intent of any provision hereof.

     (d) Person and Gender. The masculine gender shall include the feminine and
         -----------------
neuter genders, the singular shall include the plural and the word "person" shall include a corporation, firm, partnership or other form of association.

     (e) Binding Agreement. Subject to the restrictions on assignment herein
         -----------------
contained, the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, the successors, assigns, personal representatives, estates, heirs and legatees of the respective Partners.

     (f) Applicable Law. Notwithstanding the place where this Agreement may be
         --------------
executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Tennessee.

     (g) Investment Representations. The parties hereby represent each to the
         --------------------------
others that they are over twenty-one (21) years of age, that they are acquiring interests in this Partnership with the purpose of investment and not for the purpose of resale.

     (h) Entire Agreement. This Agreement constitutes the entire agreement of
         ----------------
the parties hereto with respect to the matters set forth herein and supersedes any prior understanding or agreement, oral or written, with respect thereto.

     (i) Modifications. No change, modification or amendment of this Agreement
         -------------
shall be valid or binding upon the Partners unless it is in writing and signed by all of the Partners.

     (j) Agreement in Counterparts. This Agreement may be executed in several
         -------------------------
counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto, notwithstanding that all the parties are not signatories to the original or the same counterpart.

  IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the date first above written.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT


                                    /s/ Argil J. Wheelock, M.D.
                                    ------------------------------------
                                    Argil J. Wheelock, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT


                                    /s/ Richard S. Lasky, M.D.
                                    ------------------------------------
                                    Richard S. Lasky, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    /s/ R. Smith Murray, M.D.
                                    ------------------------------------
                                    R. Smith Murray, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    /s/ Thomas C. Bright, M.D
                                    ------------------------------------
                                    Thomas C. Bright, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    /s/ Marty Scheinberg, M.D.
                                    ------------------------------------
                                    Marty Scheinberg, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    /s/ James E. McKinney, M.D.
                                    ------------------------------------
                                    James E. McKinney, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    /s/ Paul E. Henson, M.D.
                                    ------------------------------------
                                    Paul E. Henson, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    /s/  Charles Hawkins, M.D.
                                    ------------------------------------
                                    Charles Hawkins, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    /s/ John F. Bryant, M.D.
                                    ------------------------------------
                                    John F. Bryant, M.D.

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    NGST, INC.


                                    By: /s/ Argil J. Wheelock, M.D.
                                       ---------------------------------

                                    Printed Name: Argil J. Wheelock, M.D.
                                                 -----------------------

                                    Title: President
                                          ------------------------------

                    SIGNATURE PAGE TO PARTNERSHIP AGREEMENT



                                    PRIME LITHOTRIPTER
                                    OPERATIONS, INC.


                                    By: /s/ Cheryl Williams
                                       ---------------------------------

                                    Printed Name:  Cheryl Williams
                                                 -----------------------

                                    Title: Treasurer
                                          ------------------------------

                                   EXHIBIT A

                                       TO

                             PARTNERSHIP AGREEMENT

                                      FOR

                            TENN-GA STONE GROUP TWO



                                                      Ownership
                                                     Percentage
Partners                                              Interests
--------                                              ---------
Thomas C. Bright, M.D.
700 Olympic Plaza Circle                               2.777%
Suite 910
Tyler, Texas 75701

John F. Bryant, M.D.
779 E. Third Street                                    2.777%
Suite 702
Chattanooga, TN 37403


Charles Hawkins, M.D.
409 Dodds Avenue                                       2.777%
Chattanooga, TN 37404


Paul E. Henson, M.D.
1837 Wood Valley Drive                                 2.777%
Chattanooga, TN 30720


Richard S. Lasky, M.D.
8320 E. Crestwood Circle                               2.777%
Tucson, AZ


James E. McKinney, M.D.
1109 Burleyson Drive                                   2.777%
Dalton, GA 30720

                                                     Ownership
                                                    Percentage
Partners                                             Interests
--------                                             ---------

R. Smith Murray, M.D.
725 Glenwood Drive                                     2.777%
Suite 484
Memorial Medical Bldg. East
Chattanooga, TN 37404

Marty Scheinberg, M.D.
779 E. Third Street                                    2.777%
Suite 702
Chattanooga, TN 37403


Argil J. Wheelock
1000 Scenic Highway                                    2.777%
Lookout Mountain, TN 37350


NGST, Inc.                                            36.75 %
One Central Plaza
Sixth Floor
835 Georgia Avenue
Chattanooga, TN  37402

Prime Lithotripter Operations, Inc.                   38.25 %
1301 Capital of Texas Highway
Suite C-300
Austin, Texas 78746

                                                      ------
                                     TOTAL            100.0 %
                                                      ======

                                   EXHIBIT C



                             ASSIGNMENT AGREEMENT
                             --------------------



     NGST, Inc., a Tennessee corporation ("Assignor") for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid by Prime Lithotripter Operations, Inc., a New York corporation ("Purchaser"), the receipt and sufficiency of which is hereby acknowledged, and in accordance with the terms and provisions of that certain Partnership Interest Purchase Agreement (the "Purchase Agreement") made and entered into effective as of the 1st day of May, 1997, between and among Purchaser, Tenn-Ga Stone Group Two, L.P., a Tennessee limited partnership (the "Limited Partnership"); Assignor; and all the shareholders of Assignor, hereby assigns, transfers and sets over to Purchaser, its successors and assigns, with such representations, warranties and covenants as are expressly set forth in the Purchase Agreement, all of Assignor's right, title and interest in and to a thirty-eight and one-fourth percent (38.25%) general partnership interest in Tenn-Ga Stone Group Two, a Tennessee general partnership (the "Partnership").



     Assignor acknowledges and agrees that Purchaser does not assume any liabilities or obligations of any kind whatsoever from the Partnership, the Partnership's predecessor - the Limited Partnership, Assignor or any of the other parties to the Purchase Agreement. Without limiting the generality of the foregoing, Assignor hereby expressly acknowledges and agrees that Purchaser is not assuming any debts, liabilities, or obligations of the Partnership, the Limited Partnership, Assignor, any of the shareholders of Assignor or any of the other partners of the Partnership or of the Limited Partnership, or any claims against the Partnership, the Limited Partnership, Assignor, any of the shareholders of Assignor or any of the other partners of the

Partnership or of the Limited Partnership, whether known or unknown, or absolute, contingent or otherwise (including, but not limited to, any liabilities arising from any civil, criminal or regulatory litigation or action involving or related to the Partnership, the Limited Partnership, Assignor, any of the shareholders of Assignor or any of the other partners in the Partnership or of the Limited Partnership, or their businesses) and Assignor hereby agrees to indemnify Purchaser and hold Purchaser harmless from and against any such debts, liabilities and obligations. However, nothing contained herein is intended or should be construed to preclude Purchaser's liability, in its role as a general partner of the Partnership after the Closing (as defined in the Purchase Agreement) with respect to claims, debts, liabilities or obligations that arise wholly out of actions, events or omissions occurring after the Closing Date (as defined in the Purchase Agreement), and Assignor shall have no indemnity obligation to Purchaser with respect to such claims, debts, liabilities or obligations.



     IN WITNESS WHEREOF, Assignor has caused this Assignment to be executed by its duly authorized representative effective for all purposes the 1st day of May, 1997.



ASSIGNOR:                                     NGST, INC.



                                         By: /s/ Argil J. Wheelock, M.D.
                                                 -------------------------------

                                         Printed Name: Argil J. Wheelock, M.D.
                                                       ---------------------

                                         Title:     President
                                                    ----------------------------

                                   EXHIBIT D



                           NONCOMPETITION AGREEMENT
                           ------------------------



  This Noncompetition Agreement (this "Agreement") is entered into as of the 1st day of May, 1997, by _____________________________________________ (the
"Affiliate") for the benefit of Prime Lithotripter Operations, Inc., a New York corporation ("Prime"), and Tenn-Ga Stone Group Two, a Tennessee general partnership (the "Partnership").


                                   RECITALS:


  WHEREAS, Affiliate either (i) owns a partnership interest in the Partnership,
(ii) owns shares in NGST, Inc., a Tennessee corporation ("NGST"), which is the owner of a partnership interest in the Partnership, and/or (iii) is otherwise affiliated with, or otherwise has certain common equity owners with, either the Partnership, NGST, or one or more of the other partners in the Partnership; and

  WHEREAS, concurrently with the execution of this Agreement, Prime, NGST, the shareholders of NGST and the Partnership are consummating that certain Partnership Interest Purchase Agreement dated effective May 1, 1997 (the "Purchase Agreement"), pursuant to which Prime will become a general partner in the Partnership, as more fully described in the Purchase Agreement.

 WHEREAS, in order to induce Prime to consummate the transactions contemplated by the Purchase Agreement, Affiliate has agreed to certain restrictions on Affiliate's activities, which restrictions Affiliate deems reasonable in light of the circumstances.

  THEREFORE, the parties hereto agree as follows:


                                  AGREEMENTS:


  1.  Noncompetition.  During the term of this Agreement, Affiliate hereby
      --------------
agrees that, without the prior written consent of Prime, Affiliate shall not directly or indirectly acquire any interest in (other than ownership of securities of a publicly held corporation of which Affiliate owns less than five percent (5%) of any class of outstanding securities), or in any way act as principal, employee, officer, director, agent, advisor, consultant, co-partner or in any other capacity of or to, any business venture which competes with Prime or the Partnership. A business entity shall be considered to compete with Prime or the Partnership if it directly or indirectly, provides extracorporeal shockwave lithotripsy services including without limitation, patient lithotripsy services, lithotripsy management services, lithotripter leasing, or similar lithotripsy services, anywhere within fifty (50) miles of the Chattanooga, Hamilton County, Tennessee Courthouse. Further, Affiliate, to the fullest extent allowed by law, agrees not to:


      (i) directly or indirectly request or advise any corporation, firm, association, entity or individual, having a business relationship with the Partnership or Prime to withdraw, curtail or cancel its business with the Partnership or Prime;

      (ii) directly or indirectly induce or attempt to influence any employee of the Partnership or Prime to terminate his or her employment with the Partnership or Prime; or



      (iii) directly or indirectly make any statement, written or oral, or perform any other act or omission which is, or is likely to be, materially detrimental to the goodwill of the Partnership or Prime.


     Provided, however, that nothing in this Agreement shall be construed to limit or infringe upon Affiliate's professional medical judgment or ability to practice medicine (including, but not limited to, the selection of appropriate facilities for medical care), and no exercise of his or her professional medical judgment or act constituting the practice of medicine shall be considered a violation of this Agreement.


  2.  Term and Termination.  The term of this Agreement shall begin on the date
      --------------------
hereof and continue until five (5) years after the date that Affiliate is no longer, directly or indirectly, (i) a partner in the Partnership, (ii) an owner of any equity or other voting ownership interest, or any right convertible into any equity or other voting ownership interest, in any partner in the Partnership or of any affiliate of the Partners or of any partner in the Partnershp, or
(iii) an affiliate of, or affiliated through any common equity owners with, either the Partnership, or any of partners in the Partnership. For purposes of this Agreement, the Partnership shall include the Partnership and its successors and assigns, and the references to a "partner" in the Partnership shall be deemed to include any owner of any equity or other voting ownership interest in any such successor or assign of the Partnership. If during any calendar month within the term of this Agreement Affiliate is not in compliance with the terms of this Agreement, the Partnership and Prime shall be entitled to, among all other remedies, compliance by Affiliate with the terms of this Agreement for an additional number of full calendar months that equals the number of calendar months during which such noncompliance occurred. The term of this Agreement shall also include this additional period. The two immediately preceding sentences of this Section 2 and the terms of Section 3 hereof shall not in any way relieve Affiliate of any obligations hereunder or otherwise reduce Affiliate's liability for damages for breach hereof.


  3.  Breach.  Affiliate agrees that a violation of any covenant contained in
      ------
Section 1 will irreparably damage the Partnership and Prime for which remedies at law may be insufficient, and for that reason, Affiliate further agrees that the Partnership and Prime shall each, independently be entitled as a matter of right to equitable remedies, including specific performance and injunctive relief, therefor. The right to specific performance and injunctive relief shall be cumulative and in addition to whatever other remedies, at law or in equity, that the Partnership or Prime may have, including, specifically, recovery of additional damages. This Agreement is made for the independent benefit of each of Prime and the Partnership, and Prime and the Partnership shall be entitled to enforce this Agreement, or seek damages for any breach or threatened breach hereof without any requirement of acting jointly. Furthermore, any waiver by the Partnership or Prime on any one or more occasions shall not be deemed to be a waiver of the right of the other beneficiary hereof or to constitute a further or continuing waiver of either beneficiary's rights hereunder. No release by either Prime or the Partnership of any rights or causes of action against Affiliate will constitute a release of the rights of the other beneficiary, it being understood and agreed that neither Prime nor the Partnership has the right to amend, waive, discharge, release or otherwise modify any terms or conditions of this Agreement or the obligations of Affiliate hereunder, for or on behalf of the other beneficiary of this Agreement.

  4.  Reasonableness of Restrictions.  Affiliate and Affiliate's counsel have
      ------------------------------
reviewed and carefully considered the provisions of this Agreement, and, having done so, Affiliate agrees that the restrictions set forth herein (a) are fair and reasonable with respect to time, geographic area and scope, (b) are not unduly burdensome to Affiliate, and (c) are reasonably required for the protection of the interests of the Partnership and Prime.

  5.  Miscellaneous.
      -------------

      (a) Entirety and Amendments. This Agreement may be modified or amended
          -----------------------
   only by an instrument in writing executed by each of Affiliate, the Partnership and Prime.

      (b) Headings. The headings contained in this Agreement are for reference
          --------
   purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      (c) Counterparts. This Agreement may be executed in any number of
          ------------
   counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

      (d)  Governing Law.  This Agreement shall be construed and enforced in
           -------------
   accordance with the laws of the State of Tennessee.

      (e) Parties Bound. This Agreement shall be binding upon, inure to the
          -------------
   benefit of and be enforceable by and against, the Partnership, Prime, Affiliate and their respective successors, representatives and permitted assigns. This Agreement is personal to Affiliate and may not be assigned by Affiliate in whole or in part, without the prior express written consent of all parties hereto in each instance.

      (f) Invalid Provisions. If any provision of this Agreement (including,
          ------------------
   without limitation, any provision relating to the activities covered by, or time period of, the covenants contained in Section 1 of this Agreement) is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      (g) Construction. This Agreement shall be construed without regard to the
          ------------
   identity of the person who drafted the various provisions of this Agreement. Each and every provision of this Agreement shall be construed as though all of the parties participated equally in the drafting of this Agreement. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable to this Agreement.

  EXECUTED to be effective as of the date first above written.



PRIME:                          PRIME LITHOTRIPTER OPERATIONS, INC.



                                By: /s/ Cheryl Williams
                                   -----------------------------------
                                    Cheryl Williams, Treasurer

                  SIGNATURE PAGE TO NONCOMPETITION AGREEMENT



PARTNERSHIP:                         TENN-GA STONE GROUP TWO,
                                     a Tennessee general partnership


                                     By: /s/ Argil J. Wheelock.
                                        ------------------------------
                                     Printed Name: Argil J. Wheelock, M.D
                                                   -------------------
                                     Title: Partner
                                           ---------------------------

                  SIGNATURE PAGE TO NONCOMPETITION AGREEMENT



AFFILIATE:


                                     By:
                                        ------------------------------
                                     Printed Name:
                                                   -------------------
                                     Title:
                                           ---------------------------

                      PRIME LITHOTRIPTER OPERATIONS, INC.



                              Closing Certificate
                              -------------------



     I, Michael S. Madler, as President of Prime Lithotripter Operations, Inc., a New York corporation ("Prime"), pursuant to the requirements of that certain Partnership Interest Purchase Agreement ("Purchase Agreement") made and entered into effective the 1st day of May, 1997, between and among Tenn-Ga Stone Group Two, L.P., a Tennessee limited partnership, (the "Partnership"), NGST, Inc., a Tennessee corporation ("NGST"), and all of the shareholders of NGST (each of which is individually referred to in the Purchase Agreement as a "Shareholder" and all of which are collectively referred to therein as the "Shareholders") Thomas C. Bright, M.D.; Argil J. Wheelock, M.D.; R. Smith Murray, M.D.; Richard
S. Lasky, M.D.; John F. Bryant, M.D.; Marty Scheinberg, M.D.; James E. McKinney, M.D.; Paul E. Henson, M.D.; Oliver Benton, III, M.D.; Stephen W. Jackson, M.D.;
C. A. Kyle, Jr., M.D.; Nicholas Newton, M.D.; Jack Monnig, M.D.; Samuel M. Currin, M.D.; J. Patrick Dilworth, M.D.; David Sahaj, M.D.; John Bryan, M.D.; Paula Willingham and Robert DeBord., do hereby certify:



     (1) All of the representations and warranties contained in the Purchase Agreement by Prime are true and correct at and as of the Closing.



     (2) All agreements to be performed and complied with by Prime under the Purchase Agreement at or prior to the Closing have been performed or complied with by Prime.



     (3) Prime is aware of no breach by the Partnership, NGST or the Shareholders of (i) their respective representations and warranties contained in the Purchase Agreement, or (ii) any of their respective agreements to be performed or complied with at or prior to the Closing, pursuant to the Purchase Agreement.



     The terms as used herein, not otherwise defined herein, shall have the respective meanings assigned to such terms in the Purchase Agreement.



     IN WITNESS WHEREOF, I have hereunto set my hand on this 13th day of May, 1997.



                                PRIME LITHOTRIPTER OPERATIONS, INC.




                                By /s/ Michael S. Madler
                                  ----------------------------------------
                                  Michael S. Madler, President